UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule Sec.240.14a-12
Celsius Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 Proxy Statement

and Notice of Annual Meeting

Dear Fellow Stockholders,

Celsius became a billion-dollar-revenue brand in 2023, achieving what few other beverage companies have ever accomplished, thanks to a winning combination of the right product for today’s health-minded consumers, the best team, and committed, long-term supporters like you, our stockholders. The Celsius brand stands for Living Fit, and billions of cans of Celsius have been enjoyed by millions of consumers who aspire to find and lead their own fit lifestyles. We're on a mission to inspire millions more consumers to do the same.

Celsius today holds the #3 share position among energy drink brands in the United States. More than 75% of our growth has been incremental to the category, appealing to both entry-point consumers and older cohorts seeking better-for-you, functional beverages that taste great. Celsius is available to more consumers today than at any point in our brand’s history with 98% ACV, the percentage of all tracked retail locations where a Celsius has been sold.

We finished 2023 with more than 100% revenue growth as compared to 2022. We believe that our ongoing growth drivers remain strong, our foundation for growth is solid, and we’re optimistic for the growth that is yet to come.

FINANCIAL PERFORMANCE: Celsius continued to improve across the most meaningful metrics to our business in 2023.

•	Increased gross margin by 660 bps year-over-year to end 2023 at 48.0%. Improvements came from raw material savings as well as benefits of scale.
•	Achieved record annual revenue of $1,318 million, up 102% from $654 million for 2022.
•	Achieved net income of $227 million, up from a loss of $187 million in 2022.
•	Achieved net income attributed to common stockholders of $182 million, up from a loss of $199 million in 2022.
•	Achieved $295.6 million in Adjusted EBITDA(1), a 316% increase over 2022.

CHANNEL GROWTH: Meaningful growth continued across all channels with notable bright spots in the convenience and gas channel as well as distinctive penetration in food service.

•	Club channel revenue increased 83.6% in 2023 versus a year ago, representing more than $250 million in revenue.
•	Celsius achieved the #1 position on Amazon in 2023, representing a 20% share of the energy drink category.
•	We believe that our growth potential remains very strong within the convenience and gas channel, where Celsius derived just 55% percent of our revenue, compared to a category average of roughly 70%.
•	Food service performed well for Celsius in 2023, as we debuted in more than 2,700 Jersey Mike’s locations and secured authorization to be sold in more than 3,000 Dunkin’ Donuts stores.
•	Colleges, universities and vending remain healthy growth areas for the brand, which is highly popular among students seeking no-crash, cleaner-energy drink options.

BRAND GROWTH: We continue to invest in growing our brand awareness, especially among under-penetrated consumer groups and geographies. Accordingly, we entered into multi-national brand marketing partnerships with the Scuderia Ferrari Formula 1 racing team and Major League Soccer to support our international expansion.

•

We are engaging more consumers in more places through a growing Celsius University program, which increased participants nearly three-fold in 2023. Celsius student marketing ambassadors drive on-campus trial and gain meaningful career experience through personal ownership of their goals and performance.

•

Growing our Scuderia Ferrari Formula 1 team sponsorship from a U.S. footprint in 2023 to become an official global Team Partner for 2024 and beyond, supporting our growing international brand presence.

•	Diversifying our professional sports sponsorship program through a Major League Soccer partnership as well as with several MLS teams, including our own hometown favorite, Inter Miami CF.
•	Driving relevance with our core consumers through ongoing support within the fitness community, including leading gyms, athletes, trainers and influential industry figures.
•	Supporting our consumers’ passion for live music experiences with owned, branded music properties and better-for-you beverage options at leading music festivals to create positive, lasting memories.

INNOVATION GROWTH: Celsius continued strong flavor and package size innovation in 2023 within an energy drink category that has approached near sales parity between sugar-free and full-sugar varieties. All Celsius energy products remain sugar-free as they’ve been since our founding nearly 20 years ago.

•	Celsius ESSENTIALS debuted to great acclaim in the fourth quarter of 2023 with four, 16-ounce, performance-forward varieties. This fast-growing line achieved 40% ACV by January of 2024.
•	We kept our Celsius core and Celsius Vibe lines fresh and refreshing with successful additions, including Celsius Sparkling Green Apple Cherry and Celsius Cosmic Vibe.
•

Celsius On The Go Powders rose to the top category position in energy powders in early 2024, and several new additions, including Celsius Strawberry Coconut Energy Powder, continued to provide Essential Energy to a loyal energy powders consumer base.

DISTRIBUTION GROWTH: Our reach across the United States and among sales channels strengthened in 2023 to achieve near complete distribution by the end of the year thanks to our strong and growing Celsius sales organization and PepsiCo partnership.

•

We cycled a full year together with our partner PepsiCo, which has enabled our refreshing products to reach more shelves, especially among independent convenience stores and in the food service channel. Together, our teams work tirelessly to keep Celsius stacked high and kept cold with great in-store visibility.

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We announced methodical international expansion plans, beginning with Canada, alongside PepsiCo as our distribution partner. Sales in Canada began in January 2024, and we announced additional international growth plans for the United Kingdom, Ireland, France, Australia and New Zealand.

FUTURE GROWTH DRIVERS: Looking further into 2024, we’re optimistic consumer taste and preference for Celsius will continue to fuel our growth. We expect that investment in our operations and marketing will continue at similar levels as we introduce the brand to more consumers across more consumption occasions in more geographies.

•	Retailer shelf resets conducted in the spring provide opportunities for increased total distribution points (TDPs), improved placements and additional SKU counts per store.
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We’re pursuing excellent in-store execution by over-indexing in displays and Celsius-branded coolers to place Celsius in more and better locations resulting in increased points of interruption on the shopper’s journey.

•	Product innovation is expected to delight consumers with more refreshing flavors across our Celsius core, Celsius Vibe, Celsius Fizz Free, Celsius ESSENTIALS and Celsius On The Go Powders lines.
•

The food service channel and meal occasion are strengths to continue leveraging due to Celsius’ unique combination of great taste, functionality and better-for-you positioning sought by today’s consumers.

•	We have planned continued international expansion in 2024 at a methodical pace and measured investment level.
•	Continued focus on operational excellence designed to drive efficiency, provide best-in-class service, and support our pursuit of being a great place to work for high-performing talent.

Celsius’ strong past performance and exciting path forward reflect the professionalism and deep industry experience of our company’s leaders. Every day I learn something new, and increasingly it is our own talented team who teach me how to be a better leader and steward of this incredible brand. There is no shortage of passion and energy among our talented team members who inspire me to fervently continue advancing our journey to become the #1 energy drink brand in the world.

Thank you for your continued confidence in Celsius and the investment you’ve made in our success. Stay healthy and Live Fit.

John Fieldly

Chairman of the Board of Directors and Chief Executive Officer

(1)

Adjusted EBITDA is a non-GAAP financial measure. For a description of the rationale for presenting Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, please see Annex A to this Proxy Statement.

CELSIUS HOLDINGS, INC.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 28, 2024

To our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Celsius Holdings, Inc., a Nevada corporation (the “Company”), which will be held at 8:30 a.m., Eastern Time on May 28, 2024. The Annual Meeting will be held entirely virtually.

You may register to attend the virtual Annual Meeting via the Internet at https://www.proxydocs.com/CELH. You will then receive a registration confirmation email, with details on how to attend the meeting.

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To vote to elect as directors the eight nominees named in the attached proxy statement to serve until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 1, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Accordingly, you may attend virtually and vote your common stock at the Annual Meeting if you were a record owner of the Company’s common stock at the close of business on April 1, 2024.

We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders as of the Record Date instead of paper copies of our proxy statement and 2023 annual report. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 annual report and proxy card. The Notice is first being mailed, and the proxy statement, 2023 annual report, and form of proxy are being distributed to stockholders of record as of the Record Date and made available on the Internet on or about April 12, 2024.

It is important that you cast your vote either by remote communication at the Annual Meeting or by proxy. You may vote your shares (1) at the virtual meeting, (2) by telephone, (3) on the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. For instructions on how to vote your shares, please see the instructions from your broker or other fiduciary, as applicable, as well as the section titled “General Information About the Annual Meeting” of the accompanying proxy statement. If you decide to change your vote, you may revoke your proxy in the manner described in the accompanying proxy statement at any time before it is voted. You are urged to vote in accordance with the instructions set forth in the proxy statement. If you have questions about voting your shares, please contact our Corporate Secretary at Celsius Holdings, Inc., 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431, telephone number (561) 276-2239. Whether or not you expect to virtually attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

Thank you for your continued support of Celsius Holdings, Inc. We look forward to your participation in the Annual Meeting.

Dated: April 12, 2024	By Order of the Board of Directors of Celsius Holdings, Inc.

Sincerely,

Richard S. Mattessich

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2024 AT 8:30 A.M. EASTERN TIME:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and 2023 Annual Report to Stockholders, and the means to vote are available free of charge at https://www.proxydocs.com/CELH

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Celsius Holdings, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission website (www.sec.gov) or upon your written or oral request by contacting the Corporate Secretary of Celsius Holdings, Inc., at 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431, telephone number (561) 276-2239.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

CELSIUS HOLDINGS, INC.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

(561) 276-2239

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on May 28, 2024

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of the Annual Meeting of Stockholders, contains information about the 2024 Annual Meeting of Stockholders of Celsius Holdings, Inc., including any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. Eastern Time on May 28, 2024, or such later date or dates as such Annual Meeting date may be adjourned.

When used in this proxy statement, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer collectively to Celsius Holdings, Inc. and its subsidiaries.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. The Notice, proxy statement, form of proxy and our 2023 Annual Report are first being distributed and made available to stockholders via the Internet on or about April 12, 2024, to all stockholders of record as of April 1, 2024, who are entitled to virtually attend and vote at the Annual Meeting. This proxy statement has been prepared by the management of Celsius Holdings, Inc.

You are encouraged to read this proxy statement, our 2023 Annual Report and form of proxy carefully and in their entirety and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting virtually, you are encouraged to submit your vote promptly. You have a choice of submitting your proxy by Internet, by telephone, or by mail, and the proxy materials provide instructions for each option.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments thereof.

Why is this year’s Annual Meeting being held in a virtual format?

In an effort to ensure that all stockholders have an opportunity to attend our Annual Meeting and minimize potential travel burdens, our Board of Directors has determined to hold our Annual Meeting by remote communication via webcast. Stockholders may attend the Annual Meeting via webcast, regardless of location.

How can I participate in the Annual Meeting?

You can register to attend the virtual Annual Meeting by accessing the Annual Meeting URL at https://www.proxydocs.com/CELH. You will then receive a registration confirmation email, with details on how to attend the meeting.

The Annual Meeting will begin promptly at 8:30 a.m. Eastern Time on May 28, 2024. Online access will be available beginning at 8:15 a.m. Eastern Time for you to obtain your information and you will be able to vote your shares online until 8:30 a.m. should you not have done so previously. We encourage you to access the Annual Meeting webcast prior to the start time.

Rules for the virtual meeting will be no different than if it were solely an in-person meeting. Professional conduct is appreciated and all question and answer sessions will be conducted at the appropriate time.

2024 PROXY STATEMENT	1

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How can I ask questions during the Annual Meeting?

You can submit questions when registering for the Annual Meeting, or during the virtual meeting by using the Q&A tab. You must first join the Annual Meeting as described above in “How can I participate in the Annual Meeting?”

Who Can Vote?

Stockholders who owned shares of the Company’s common stock, par value $0.001 per share (“common stock”), at the close of business on April 1, 2024 (the “Record Date”), are entitled to virtually attend and vote at the Annual Meeting. As of the Record Date, there were 233,070,146 shares of common stock outstanding and entitled to vote.

You do not need to attend the Annual Meeting virtually to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not validly revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted “for” a proposal or nominee for director, “against” a proposal or nominee or director, or whether you abstain from voting “for” or “against” any proposal or nominee for director. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Direct Transfer LLC, or you have stock certificates, you may vote:

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By mail. You may complete and mail the proxy card in the postage prepaid envelope we will provide. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.

•	By Internet or by telephone. You may vote via the Internet by visiting https://www.proxypush.com/CELH or by telephone by calling 1-866-829-5421.

•	By remote communication at the Annual Meeting. You may vote at the virtual Annual Meeting using the unique link that will be provided to you by email one hour prior to the meeting.

If your shares are held in “street name” (i.e., held in the name of a bank, broker or other nominee), then you must provide your bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

•	By mail. Follow the instructions you receive from your broker or other nominee.

•

By virtually attending the Annual Meeting. Contact your broker or other nominee who holds your shares to obtain a broker’s proxy card and present it to the inspector of election with your ballot when you vote at the Annual Meeting virtually. You will not be able to attend the Annual Meeting virtually unless you have a proxy card from your broker.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How Does the Board Recommend That You Vote on the Proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the Board nominees identified in this proxy statement; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If any other matter is property presented at the Annual Meeting, then the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters to be acted on at the Annual Meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

You may change or revoke your proxy at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;

•	if your shares are registered in your name, notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	voting virtually at the Annual Meeting.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above or under “Voting Instructions” on the proxy card for each account to ensure that all your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card? What is the Effect of a “Broker Non-Vote”?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?”

If your shares are held by a bank, broker or other nominee, then that nominee may vote your shares on “routine” matters. Brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares in the brokerage firms’ discretion on “routine” matters if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Annual Meeting, the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) is a “routine” matter.

However, a broker may not vote on a “non-routine” matter if the applicable beneficial owner of the shares of common stock has not provided voting instructions. A “broker non-vote” generally occurs when a broker delivers a proxy but cannot vote the shares represented by that proxy on a particular matter because it has not received voting instructions from the beneficial owner and does not have discretionary voting power on that matter (or the broker chooses not to vote on a matter for which it does have discretionary voting authority). Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal.

2024 PROXY STATEMENT	3

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Under applicable stock exchange rules, the proposal to elect the Board nominees identified in this proxy statement as directors (Proposal 1) is a “non-routine” matter for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions.

For purposes of the Annual Meeting, if your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” then the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote on your behalf for the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2), but does not have authority to vote your shares for the proposal to elect Board nominees identified in this proxy statement as directors (Proposal 1). Therefore, we encourage you to provide voting instructions because this will ensure your shares will be voted at the Annual Meeting in the manner you desire.

What Constitutes a Quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum is present.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

Under our Amended and Restated Bylaws (“Bylaws”), in an uncontested election, if a quorum is present, the affirmative vote of a majority of the votes cast with respect to a director nominee is required to elect that person as a director. In a contested election, if a quorum is present, directors are elected by a plurality of the votes cast. The election of directors at the Annual Meeting will be an uncontested election. Our Bylaws also provide that any director that does not receive an affirmative vote of the majority of the votes cast shall submit such person’s resignation to the Board of Directors. The Board of Directors is not legally obligated to accept such resignation and can take any factors and other information into consideration that it deems appropriate or relevant. You may vote either “FOR” all or any one or more of the nominees, “AGAINST” all or any one or more of the nominees, or “ABSTAIN” your vote from all or any one or more of the nominees. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have any effect on the outcome of the election of any director nominee.

Proposal 2: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

If a quorum is present, the affirmative vote of a majority of the votes cast with respect to this proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accountant for the fiscal year ending December 31, 2024. Abstentions with respect to this proposal are counted for purposes of establishing a quorum at the Annual Meeting but will not have any effect on the outcome of this proposal. We are not required to obtain our stockholders’ ratification of the appointment of the Company’s independent registered public accounting firm, but we believe that submitting this matter to our stockholders is a part of good corporate governance. If our stockholders do not ratify the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, then the Audit and Enterprise Risk Committee of the Board may reconsider the appointment. However, the Audit and Enterprise Risk Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Householding of Annual Disclosure Documents

Under applicable SEC rules, we or brokers and other nominees holding our shares on your behalf may send a single set of proxy materials, including our annual report, to any household at which two or more of our stockholders reside, if either we or the brokers believe that such stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses, and we believe it is an environmentally friendly action. The rule applies to our annual reports, proxy statements

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

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Stockholders whose shares are registered in their own name should contact our transfer agent, Direct Transfer LLC, 1 Glenwood Avenue STE 1001 Raleigh, NC 27603. Telephone: (919) 481-4000. E-mail: Proxy@issuerdirect.com.

•

Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Upon written or oral request of a stockholder at a shared address to which a single copy of the proxy statement and annual report was delivered, we will deliver promptly separate copies of these documents.

Who is paying for this proxy solicitation?

The Company is making this solicitation and will pay the cost of soliciting your proxy. In addition to the use of mail, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers or employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, then we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the following annual meeting of stockholders (the “2025 Annual Meeting”) by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholder eligibility and other requirements of the SEC. To be considered timely for inclusion in the proxy materials for the 2025 Annual Meeting, you must submit your proposal in writing by December 13, 2024 to our Corporate Secretary, 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431.

The Company’s Bylaws set forth specific procedures and requirements in order to nominate a director or submit a proposal to be considered at the 2025 Annual Meeting. These procedures require that any nominations or proposals must be received by the Company no earlier than the close of business on January 28, 2025, and no later than the close of business on February 27, 2025, in order to be considered.

2024 PROXY STATEMENT	5

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

If, however, the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after May 28, 2025, stockholders must submit such nominations or proposals not later than the earlier of: (A) the close of business on the 10th day following the day that the public announcement of the date of the 2025 Annual Meeting is first made by the Company and (B) the close of business on the date which is 90 days prior to the date of the 2025 Annual Meeting. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2025 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day a stockholder may deliver a notice of nominations, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2025.

If a stockholder notifies us of an intent to present a proposal at the 2025 Annual Meeting at any time after February 26, 2025 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Annual Meeting.

Other Matters to be Presented for Action at the Annual Meeting

Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

6	2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of our common stock, or an earlier date for information based on filings with the SEC, by: (i) each of our named executive officers; (ii) each of our current directors; (iii) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and (iv) all of our current executive officers and directors as a group. The address of the each of the executive officers and directors set forth in the table is c/o Celsius Holdings, Inc., 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as indicated in the footnotes to this table, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Additionally, under SEC rules, in computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, shares that may be acquired by such person or entity within 60 days (such as upon exercise of options) are deemed outstanding and beneficially owned by such person or entity. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The following information is based upon information provided to us or filed with the SEC by the stockholders identified in the table below. Percentage ownership calculations are based on 233,070,146 shares of common stock outstanding as of the Record Date.

Names and addresses of beneficial owners	Number of Shares of common stock		Percentage of class (%)

NEOs and Directors:

John Fieldly	3,509,831	(1)	1.5%

Toby David	415,135	(2)	*

Tony Guilfoyle	—		*

Jarrod Langhans	39,858	(3)	*

Paul Storey	6,290	(4)	*

Nicholas Castaldo	351,288		*

Damon DeSantis	717,147		*

Hal Kravitz	216,206		*

Jim Lee	—		*

Caroline Levy	106,315	(5)	*

Cheryl Miller	15,165		*

Joyce Russell	16,665		*

All current executive officers and directors as a group (thirteen (13) persons)(6)	5,249,079		2.2%

Greater than 5% stockholders:

William H. Milmoe(7) 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	42,645,027	(8)	18.2%

2024 PROXY STATEMENT	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Names and addresses of beneficial owners	Number of Shares of common stock		Percentage of class (%)

Deborah DeSantis(7) 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	42,548,921	(9)	18.3%

Dean DeSantis(7) 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	52,075,137	(10)	22.3%

CD Financial, LLC(7) 190 S.E. Fifth Avenue Suite 200 Delray Beach, FL 33483	31,603,782	(11)	13.6%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	14,501,762	(12)	6.2%

FMR LLC 245 Summer Street Boston, MA 02210	16,349,200	(13)	7.0%

Chau Hoi Shuen Solina Holly Suites PT. 2909 & 2910, Harbour Centre 25 Harbour Road Wanchai, Hong Kong 999077	23,040,969	(14)	9.9%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	13,746,472	(15)	5.9%

*	Less than 1%

(1)	Includes 3,198,225 shares of our common stock that are issuable upon the exercise of vested stock options held by Mr. Fieldly.

(2)	Includes 360,177 shares of our common stock that are issuable upon the exercise of vested stock options held by Mr. David.

(3)	Includes 11,157 shares of our common stock subject to restricted stock units (“RSUs”) that will vest within 60 days of the Record Date held by Mr. Langhans.

(4)	Includes (a) 5,142 shares of our common stock subject to RSUs that will vest within 60 days of the Record Date held by Mr. Storey, and (b) 450 shares of our common stock held jointly with his spouse.

(5)	Includes 70,000 shares of our common stock that are issuable upon the exercise of vested stock options held by Ms. Levy.

(6)

In addition to the individuals listed above, includes Mr. Mattessich and Ms. Watson, each of whom the Board has determined is an executive officer within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, and excludes Mr. David whom the Board determined did not meet such definition upon its annual review in February 2024, though all of his duties and his role remain the same.

(7)

Substantially all of the shares shown as beneficially owned by Dean DeSantis include the shares beneficially owned by William H. Milmoe, Deborah DeSantis and CD Financial, LLC. See the applicable footnote for each such person for details regarding such person’s beneficial ownership of common stock.

8	2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(8)

The information as to beneficial ownership is based on a Schedule 13G filed on February 14, 2024 with the SEC on behalf of William H. Milmoe. Represents (a) 59,745 shares of common stock held of record by Mr. Milmoe, (b) 165,000 shares of common stock underlying options held by Mr. Milmoe, (c) 16,500 shares of common stock representing the unvested portion of a restricted stock grant held by Mr. Milmoe, (d) 31,603,782 shares of common stock held of record by CD Financial, LLC (“CD Financial”), and (e) 10,800,000 shares of common stock held of record by GRAT 1, LLC (“GRAT 1”). The Schedule 13G states that Mr. Milmoe has shared voting and dispositive power with respect to shares of common stock held by CD Financial and GRAT 1.

(9)

The information as to beneficial ownership is based on a Schedule 13G filed on February 14, 2024 with the SEC on behalf of Deborah DeSantis. Represents (a) 1,579,179 shares of common stock held of record by Ms. DeSantis, (b) 13,860 shares of common stock held of record by Ms. DeSantis’ spouse, (c) 31,603,782 shares of common stock held of record by CD Financial, and (c) 9,352,098 shares of common stock held of record by the Carl DeSantis Retained Annuity Trust #2 (“CD Retained Trust #2”). The Schedule 13G states that Ms. DeSantis has shared voting and dispositive power with respect to shares of common stock held by CD Financial and CD Retained Trust #2.

(10)

The information as to beneficial ownership is based on a Schedule 13G filed on February 14, 2024 with the SEC on behalf Dean DeSantis. Represents (a) 319,257 shares of common stock held of record by Dean DeSantis, (b) 31,603,782 shares of common stock held of record by CD Financial, (c) 10,800,000 shares of common stock held by GRAT 1, and (d) 9,352,098 shares of common stock held of record by Carl DeSantis Grantor Annuity Trust #2 (“CD Grantor Trust #2”). The Schedule 13G states that Dean DeSantis has shared voting and dispositive power with respect to the shares of common stock held by CD Financial, GRAT 1 and CD Grantor Trust #2.

(11)

The information as to beneficial ownership is based on a Schedule 13G filed on February 14, 2024 with the SEC on behalf of CD Financial, LLC. The Schedule 13G states that CD Financial has sole dispositive power over 31,603,782 shares of common stock.

(12)

The information as to beneficial ownership is based on a Schedule 13G/A filed on January 29, 2024 with the SEC on behalf of BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power over 13,820,846 shares of common stock and sole dispositive power over 14,501,762 shares of common stock.

(13)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 9, 2024 with the SEC on behalf of FMR LLC and Abigail P. Johnson. The Schedule 13G/A states that FMR LLC has sole voting power over 14,451,042 shares of common stock and sole dispositive power over 16,349,200 shares of common stock. The Schedule 13G/A states that Abigail P. Johnson has sole voting and dispositive power over the shares of common stock held by FMR LLC.

(14)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 12, 2024 with the SEC on behalf of Chau Hoi Shuen Solina Holly, Grieg International Limited and Oscar Time Limited. Represents (a) 7,680,323 shares of common stock held of record by Grieg International Limited, and (b) 235,955 shares of common stock held by Oscar Time Limited. The Schedule 13G/A states that Chau Hoi Shuen Solina Holly has sole voting and dispositive power over the shares of common stock held by Grieg International Limited and Oscar Time Limited. The foregoing figures do not give effect to the three-for-one stock split of our common stock that became effective on November 15, 2023; however, the aggregate ownership figures presented in the table above have been adjusted to give effect to the split.

(15)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 13, 2024 with the SEC on behalf of The Vanguard Group - 23-1945930 (the “Vanguard Reporting Person”). The Schedule 13G/A states that Vanguard Reporting Person has shared voting power over 97,462 shares of common stock, shared dispositive power over 218,478 shares of common stock and sole dispositive power over 13,527,994 shares of common stock.

2024 PROXY STATEMENT	9

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that the Company’s officers, directors and persons owning more than 10% percent of a registered class of the Company’s equity securities file reports of ownership and changes in ownership of such securities and derivative securities of the Company with the SEC. Based solely on a review of such forms and related amendments filed with the SEC, and, where applicable, written representations from the Company’s officers and directors, Caroline Levy timely filed a Form 5, no other Form 5s were required to be filed, and the Company believes that during the year ended December 31, 2023, all of the Company’s current executive officers, directors and beneficial owners of more than 10% percent of the Company’s equity securities timely complied with all applicable filing requirement under Section 16(a) of the Exchange Act, except as set forth below:

•	Mr. Nicholas Castaldo filed one late Form 4 on January 4, 2023 to report one transaction that occurred on January 1, 2023;

•	Mr. Carl DeSantis filed one late Form 4 on March 15, 2023 to report seven transactions that occurred on January 5, 2023;

•

Mr. Damon DeSantis filed late Forms 4 on (i) January 5, 2023 to report one transaction that occurred on January 1, 2023, and (ii) February 22, 2023 to report one transaction that occurred on January 1, 2022;

•

Mr. John Fieldly filed late Forms 4 on (i) January 4, 2023 to report one transaction that occurred on January 1, 2023, (ii) August 31, 2023 to report one transaction that occurred on August 1, 2023, (iii) September 8, 2023 to report one transaction that occurred on August 21, 2023, and (iv) January 5, 2024 to report ten transactions that occurred on October 23, 2019, July 30, 2020, November 12, 2020, two transactions on January 1, 2021, two transactions on January 1, 2022 and August 19, 2022, and two transactions on January 2, 2023;

•

Mr. Tony Guilfoyle filed late Forms 4 on (i) August 23, 2023 to report one transaction that occurred on January 1, 2023, (ii) September 8, 2023 to report one transaction that occurred on August 21, 2023, and (iii) January 5, 2024 to report one transaction that occurred on March 6, 2023. Mr. Guilfoyle also filed a late Form 3 on August 23, 2023, reflecting a date of event of December 31, 2022;

•

Mr. Hal Kravitz filed late Forms 4 on (i) January 4, 2023 to report one transaction that occurred on January 1, 2023, and (ii) February 23, 2023 to report to report two transactions that occurred on January 1, 2021 and January 1, 2022;

•

Mr. Jarrod Langhans filed late Forms 4 on (i) January 4, 2023 to report one transaction that occurred on January 1, 2023, (ii) August 24, 2023 to report one transaction that occurred on August 21, 2023, (iii) August 31, 2023 to report one transaction that occurred on August 1, 2023, (iv) September 8, 2023 to report one transaction that occurred on August 21, 2023, and (v) January 5, 2024 to report three transactions that occurred on April 18, 2022, August 26, 2022, and April 18, 2023;

•

Ms. Caroline Levy filed late Forms 4 on (i) January 5, 2023 to report one transaction that occurred on January 1, 2023, (ii) April 24, 2023 to report two transactions that occurred on January 1, 2021 and January 1, 2022, and (iii) May 25, 2023 to report one transaction that occurred on May 18, 2023;

•

Ms. Cheryl Miller filed late Forms 4 on (i) January 6, 2023 to report one transaction that occurred on January 1, 2023, and (ii) March 24, 2023 to report one transaction that occurred on January 1, 2022;

•

Ms. Joyce Russell filed late Forms 4 on (i) January 6, 2023 to report one transaction that occurred on January 1, 2023, and (ii) February 21, 2023 to report one transaction that occurred on January 1, 2022; and

•

Mr. Paul Storey filed late Forms 4 on (i) August 24, 2023 to report one transaction that occurred on January 1, 2023, (ii) September 8, 2023 to report one transaction that occurred on August 21, 2023, and (iii) January 5, 2024 to report two transactions that occurred on March 6, 2023, and May 12, 2023. Mr. Storey also filed a late Form 3 on August 24, 2023, reflecting a date of event of December 31, 2022.

10	2024 PROXY STATEMENT

PROPOSAL NO. 1 ELECTION OF DIRECTORS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Governance and Nominating Committee of the Board of Directors recommended for nomination, and the Board of Directors nominated, the eight directors identified in the table below for election at the Annual Meeting. Each nominee, if elected, will serve until the next annual meeting of stockholders and until a successor is named and qualified, or until his or her earlier resignation or removal. All of the nominees are current members of the Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy may be voted for a substitute nominee in the discretion of the proxyholder(s).

Nominees for Director

Name	Age	Position with the Company

John Fieldly	44	Chairman of the Board and Chief Executive Officer

Nicholas Castaldo	72	Director

Damon DeSantis	60	Director

Hal Kravitz	66	Lead Independent Director

Jim Lee	49	Director

Caroline Levy	61	Director

Cheryl Miller	51	Director

Joyce Russell	63	Director

The Governance and Nominating Committee and the Board seek, and the Board is composed of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members and whom the Board believes best serve the interests of the Company and our stockholders. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that each such individual should serve as a current director and as a nominee for election as a member of our Board.

Nominee Biographies

John Fieldly has served as Chairman of the Board of Directors since August 2021, as Chief Executive Officer since April 2018 and as a member of the Board since March 2017. Mr. Fieldly joined the Company in January 2012 as its Chief Financial Officer and from March 2017 to March 2018 served as both Interim Chief Executive Officer and Chief Financial Officer. Prior to joining the Company, Mr. Fieldly held leadership roles at Oragenics, Inc., Lebhar-Friedman and Eckerd Drugs, Inc. Mr. Fieldly received a degree in accounting from the University of South Florida, and is a Certified Public Accountant in Florida. Mr. Fieldly’s qualifications to serve on the Board and as Chief Executive Officer include his deep knowledge of the Company and the energy drink industry, as well as significant experience in accounting, finance and executive leadership.

Nicholas Castaldo has served as a director since March 2013. Mr. Castaldo’s career spans over 35 years in consumer businesses in the food and beverage industry with executive positions in public and private companies, multi-nationals and start-ups. He is a member of the Advisory Board of Frank Pepe Pizzeria, a regional casual dining restaurant concept. He is an Equity Partner of Lime Fresh Mexican Grill, a fast-casual Mexican restaurant chain where he served as the company’s Chief Marketing Officer for two years. Mr. Castaldo was an Equity Partner and member of the founding management team of Anthony’s Coal Fired Pizza, a casual dining restaurant chain, where he served as President, as Senior Vice-President and Chief Marketing Officer, and as a board member for 12 years. He also served for eight years as President of Pollo Tropical, a Miami-based fast casual restaurant chain. He has also held senior marketing positions at Denny’s, CitiCorp Savings and Burger King. Mr. Castaldo is a member of the Marketing Advisory Board and an adjunct professor at the H. Wayne Huizenga College of

2024 PROXY STATEMENT	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Business and Entrepreneurship at Nova Southeastern University. He earned his MBA from the Harvard Business School at Harvard University. Mr. Castaldo’s qualifications to serve on the Board include his significant experience in the food and beverage industry, as well as his executive leadership and management experience.

Damon DeSantis has served as a director since August 2021. Since June 2022, Mr. DeSantis has also served as a member of the board of directors of Integrated BioPharma Inc. (OTC: INBP), an established manufacturing and sales company engaging primarily in the manufacturing, distributing, marketing and sales of vitamins, nutritional supplements, and herbal products. Since January 2019, he has also served as a member of the board of advisors of MacPherson’s, the largest employee-owned distributor of creative materials and art supplies in North America. Mr. DeSantis’ corporate business interests continue with ownership, direct investment, and board membership in a variety of private businesses in the hospitality, financial services, automotive, spirits and cannabis industries. Previously, until 2001, Mr. DeSantis served as Chief Executive Officer and as a member of the board of directors of Rexall Sundown Nutritional Company, a former Nasdaq 100 company. Rexall Sundown was in the business of developing, manufacturing, packaging, marketing, and distributing nutritional products with over 2800 SKUs to wholesalers, distributors, and retailers in the United States and worldwide. He is the son of Carl DeSantis, who was formerly one of the principal stockholders of Celsius. Mr. DeSantis’ qualifications toserve on the Board include his wide array of business experience.

Hal Kravitz has served as a director since April 2016 and as the Lead Independent Director since July 2021. Since October 2023, Mr. Kravitz has served as an external advisor for the consumer products and retail practices at Bain & Company, a management consulting company. From November 2018 through November 2021, Mr. Kravitz served as President, Certified Management Group, a division of Advantage Solutions. From 2014 to 2018, Mr. Kravitz served as Chief Executive Officer of AQUAhydrate, Inc., a company engaged in the manufacture, distribution, and marketing of premium bottled water. In 2013, Mr. Kravitz helped form InterContinental Beverage Capital as a founding member, a New York-based merchant bank focused on investments in the beverage and other consumer packaged goods industries. For 30 years prior thereto, Mr. Kravitz served in positions of increasing responsibility within the Coca-Cola system, including as an executive officer and in other management positions, and as President of Glaceau Company, makers of Vitaminwater® and Smartwater®. Mr. Kravitz received a degree in accounting from the University of Georgia. Mr. Kravitz’s qualifications to serve on the Board include his extensive experience in the beverage industry.

Jim Lee has served as a director since August 2022. Mr. Lee has served in roles of increasing responsibility with PepsiCo, Inc. (NASDAQ: PEP) (“PepsiCo”) for over 25 years and currently serves as Deputy Chief Financial Officer and Senior Vice President. In this role, he leads PepsiCo’s tax, treasury, investor relations and ESG reporting functions as well as having functional ownership for the finance teams in the international sectors. Prior to that, Mr. Lee was Senior Vice President, Corporate Finance for PepsiCo where he led tax, treasury and the global SAP program. In addition, he was Senior Vice President, Chief Strategy and Transformation Officer for PepsiCo Beverages North America (“PBNA”), where he was responsible for leading PBNA’s long-term strategy, business development, digital and value chain transformation, and sustainability. Mr. Lee joined PepsiCo in 1998 and has held several finance leadership roles since that time, including Senior Vice President Finance for PBNA, Senior Vice President and Chief Financial Officer of the Russia and CIS Region, Vice President and Chief Financial Officer of Southeast Europe, Senior Director and Chief Financial Officer of PepsiCo Australia and New Zealand, and Senior Director, Strategy and Planning of China Beverages. Mr. Lee holds a BSE in Operations Research from Princeton University and an MBA from Columbia University. Mr. Lee also serves on the board of directors for Tropicana Brands Group, and on the board of trustees for Caramoor Center for Music and Arts. Mr. Lee’s qualifications to serve on the Board include his extensive experience in the beverage industry.

Mr. Lee was elected to serve on the Board pursuant to an agreement between the Company and PepsiCo whereby PepsiCo currently has the right to designate one nominee to the Board.

Caroline Levy has served as a director since July 2020. Since November 2019, Ms. Levy has served as the founder of Caroline Levy Advisory Services, which provides strategic and financial advice to investors and corporations in the beverage, household products and cosmetics industries. From June 2017 to November 2019, Ms. Levy served as Senior Equity Research Analyst at Macquarie Group Limited, covering both large and small cap beverage companies. Prior to that, Ms. Levy spent eight years as a managing director and senior analyst at CLSA. This followed a decade at UBS, where

12	2024 PROXY STATEMENT

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Ms. Levy headed the U.S. consumer research team, while also holding the position of Chief Operating Officer for U.S. Equity Research and Chair of the Investment Review Committee. Ms. Levy also serves on the board of directors of Health-Ade Kombucha, a maker of kombucha products, where she also serves on the Strategy Committee, and Athletic Brewing Company, a non-alcoholic craft beer company. She is also an advisor to Nirvana Water Sciences, a producer of bottled water and other products. Ms. Levy holds degrees in economics and accounting from the University of Cape Town. Ms. Levy has made numerous media appearances including CNBC’s “Mad Money with Jim Cramer” and Bloomberg. Additionally, she has been recognized multiple times, including “The Institutional Investor All Star survey” and “The Wall Street Journal analyst rankings”, for stock picking and earnings accuracy. Ms. Levy’s qualifications to serve on the Board include her experience in equity analysis and capital markets in the beverage company sector.

Cheryl Miller has served as a director since August 2021. From January 2022 to October 2022, Ms. Miller served as Chief Financial Officer of West Marine, the nation’s leading omni-channel provider of products, services and expertise for the marine aftermarket. Prior to that, from April 2021 to December 2021, Ms. Miller served as an executive strategic advisor for JM Family Enterprises, a diversified automotive company, where she also served as Executive Vice President and Chief Financial Officer from January 2021 to April 2021. Ms. Miller has also previously served as President and Chief Executive Officer and held positions of Executive Vice President and Chief Financial Officer, Treasurer and Vice President of Investor Relations between 2010 and April 2020 with AutoNation Inc. (NYSE: AN), a publicly traded Fortune 150 automotive retailer. She also served on AutoNation Inc.’s board of directors from July 2019 to July 2020. In addition, since 2016, Ms. Miller has served on the board of directors of Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest public food companies where she is a member of the audit committee and chairs the compensation & leadership development committee. Ms. Miller holds a bachelor’s degree in finance and business administration from James Madison University. Ms. Miller’s qualifications to serve on the Board include her corporate finance experience in consumer-focused industries, including her experience as a corporate chief financial officer.

Joyce Russell has served as a director since October 2021. Since its formation in 2019, Ms. Russell has served as President of the Adecco Group U.S. Foundation, which is focused on up/re-skilling American workers and helping to ensure work equality for all. Ms. Russell previously served as President of Adecco Staffing U.S. from 2004 to 2018, an affiliate of the Swiss public company Adecco Group AG, a Fortune Global 500 company, and she brings over 36 years of experience specializing in human resource solutions. Ms. Russell is a member of Women Corporate Directors and the Committee of 200. She is also on the board of directors of the American Staffing Association and Dress for Success Worldwide. Ms. Russell has been a panelist at the World Economic Forum in Davos and a panelist at Fortune’s Most Powerful Women Summit. Ms. Russell holds a Bachelor of Arts degree in business and communications from Baylor University. Ms. Russell’s qualifications to serve on the Board include her extensive experience in human resources.

Other than the designation of Mr. Lee by PepsiCo as a member of our Board, there are no arrangements or understandings between any of our director nominees or executive officers or any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Family Relationships

There are no family relationships among our executive officers or director nominees.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our directors, executive officers, promoters, control persons, or nominees has been involved in any legal proceedings requiring disclosure under Item 401(f) of Regulation S-K.

Vote Required

This election of directors is uncontested. Under our Bylaws, in an uncontested election, the affirmative vote of a majority of the votes cast with respect to a director nominee is required to elect such director.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

2024 PROXY STATEMENT	13

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND

CORPORATE GOVERNANCE

Director Attendance at Board, Committee, and Other Meetings

During the year ended December 31, 2023, the Board of Directors held nine meetings, the Audit and Enterprise Risk Committee met five times, and the Human Resource and Compensation Committee met nine times. The Governance and Nominating Committee met seven times. Each director attended at least 75% of the total number of meetings of the Board and of each committee on which such director served (in each case, during the periods that such director served). Additionally, our independent directors meet at regularly scheduled executive sessions without management participation.

As set forth in our Corporate Governance Principles, all directors are expected to attend the Company’s annual meeting of stockholders. All of our directors attended the 2023 annual meeting of stockholders.

Director Independence and Board Committees

Director Independence

Our Board of Directors has determined that each of our directors, except John Fieldly, is independent within the meaning of the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Board of Directors consults with advisors to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. In making the independence determinations, the Board considered a number of factors and relationships, including without limitation all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors. Each of our directors serving on our Audit and Enterprise Risk Committee and Human Resource and Compensation Committee satisfies the applicable heightened independence standards requires by SEC and Nasdaq rules for service on such committees.

Board Committees

Our Board of Directors has established three standing committees: the Audit and Enterprise Risk Committee; the Human Resource and Compensation Committee; and the Governance and Nominating Committee. The table below sets forth the members of each of these committees:

Audit and Enterprise Risk Committee	Human Resource and Compensation Committee	Governance and Nominating Committee
Cheryl Miller (Chairperson) Jim Lee Caroline Levy Joyce Russell	Joyce Russell (Chairperson) Nicholas Castaldo Hal Kravitz Alexandre Ruberti(1)	Damon DeSantis (Chairperson) Nicholas Castaldo Jim Lee Caroline Levy Cheryl Miller

(1)	Mr. Ruberti served on the Human Resources and Compensation Committee throughout 2023 and until his resignation from the Board on March 28, 2024.

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available on the Company’s website at www.celsiusholdingsinc.com. The information on our website is not incorporated by reference into, or made a part of, this proxy statement.

Each of Ms. Levy, Mr. Lee and Ms. Miller qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K, based on such person’s business and professional experience in the financial and accounting fields.

Audit and Enterprise Risk Committee

The Audit and Enterprise Risk Committee assists our Board of Directors in its oversight of the Company’s financial reporting, compliance, and risk functions, including (i) the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements and the integrity of the Company’s financial statements, (ii) the

14	2024 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the effectiveness of the Company’s internal control structure, (v) the compliance by the Company with significant legal and regulatory requirements, (vi) risk exposures and the Company’s policies with respect to risk assessment and risk management, and (vii) such other matters as directed by the Board. Further, the Audit and Enterprise Risk Committee, among its other responsibilities:

•

has sole responsibility for the appointment, compensation, retention, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	reviews and pre-approves all the audit services to be performed and the proposed fees in connection with such audit services;

•

reviews with management, the independent auditors and the internal auditors the quality and adequacy of internal controls that could significantly affect the Company’s financial statements and the disclosure controls and procedures designed to ensure compliance with applicable laws and regulations;

•	reviews with the independent auditors the Company’s relationships and transactions with related parties that are significant to the Company;

•

discusses with management and the independent auditors the quality and adequacy of the Company’s internal control over financial reporting and its disclosure controls and procedures, and reviews disclosures made by the Company’s principal executive officer and principal financial officer in the Company’s periodic reports filed with the SEC regarding compliance with their certification obligations;

•

discusses the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditors prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•

reviews and discusses with management and the independent auditors the Company’s quarterly earnings press releases, as well as financial information and earnings guidance to be provided to investors, analysts or rating agencies;

•

reviews and discusses with management the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures that may have a material impact on the Company’s financial statements;

•

discusses with management and the independent auditors matters related to (a) the Company’s major financial risk exposures, including financial, operational, compliance, strategic, privacy, cybersecurity, business continuity, third party risks, legal and regulatory risks, and any emerging risks, (b) the Company’s policies with respect to risk assessment and risk management, and (c) the steps management has taken to monitor and control these exposures;

•

reviews with the Company’s Chief Legal Officer any legal and regulatory matters that may have a material impact on the Company’s financial statements, including litigation and regulatory investigations, and any material reports or inquiries received from regulators or government agencies;

•

periodically reviews the Company’s material policies and procedures regarding ethics and compliance, including the Company’s Code of Ethical Conduct and the Company’s Code of Ethics for Senior Financial Officers;

•	maintains open, continuing and direct communication between the Board of Directors, the Audit and Enterprise Risk Committee and the Company’s independent auditors; and

•	annually reviews and reassesses the adequacy of, and compliance with, the Audit and Enterprise Risk Committee’s charter, and recommends any proposed changes to the Board for approval.

Ms. Miller is the current chairperson of our Audit and Enterprise Risk Committee and will stand for re-election as a director at the Annual Meeting.

2024 PROXY STATEMENT	15

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Human Resource and Compensation Committee

The Human Resource and Compensation Committee (the “Compensation Committee”) aids our Board of Directors by: (i) reviewing and approving the compensation of our executive officers; (ii) administering all incentive compensation plans and equity-based plans of the Company; and (iii) reviewing and making recommendations to the Board regarding the compensation of non-employee independent directors, among other duties. Further, the Compensation Committee, among its other responsibilities:

•

annually reviews and approves the goals, objectives and philosophies with respect to the compensation of the Company’s Chief Executive Officer and other executive officers, and oversees their implementation, consistent with approved compensation plans, to ensure that compensation decisions regarding executive officers are aligned with such goals, objectives and philosophies;

•

annually reviews and approves the compensation of our executive officers, including annual base salary, short-term incentive awards, long-term incentive awards, severance benefits, perquisites and any other special or supplemental benefits;

•

reviews and approves compensation plans and retirement plans with respect to our executive officers and, to the extent it deems necessary or appropriate, makes recommendations regarding the establishment, amendment or modification of any such plans;

•	administers and interprets the Company’s incentive and equity compensation plans, to the extent required by the terms of such plans, or applicable law, rules or regulations;

•	reviews and approves employment, severance, change in control, termination and retirement arrangements for our executive officers;

•

periodically reviews non-employee director compensation and benefits for service on the Board and Board committees in relation to other comparable companies and in light of such factors as the committee may deem appropriate, and makes recommendations to the Board regarding compensation for non-employee directors;

•	reviews and approves all of the Company’s material compensation-related policies (including policies on claw backs, hedging and pledging);

•	reviews, makes recommendations with respect to, and annually monitors compliance with stock ownership guidelines;

•	periodically reviews reports from management regarding funding the Company’s pension, retirement, and other management welfare and benefit plans;

•	oversees the development of succession plans for the CEO and other executive officers, as appropriate;

•	oversees and at least annually reviews the assessment and mitigation of risks associated with the Company’s compensation policies and practices;

•

reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) and, based on such review and discussion, recommends to the Board that the CD&A should be included in the Company’s Annual Report on Form 10-K or Proxy Statement on Schedule 14A;

•	prepares an annual “Compensation Committee Report” for inclusion in the Company’s Annual Report on Form 10-K or Proxy Statement on Schedule 14A; and

•	annually reviews and assesses the adequacy of the Compensation Committee’s charter, structure, processes and membership requirements, and submits any recommended changes to the Board.

16	2024 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Ms. Russell is the current chairperson of our Human Resource and Compensation Committee and will stand for re-election as a director at the Annual Meeting.

Governance and Nominating Committee

The Governance and Nominating Committee considers and makes recommendations to the Board regarding matters relating to: (i) the identification and qualification of Board members and potential Board members; (ii) advising the Board with respect to the Board composition, procedures and committees; (iii) corporate governance principles applicable to the Company and other corporate governance matters, including any related corporate governance matters required by the federal securities laws; and (iv) the evaluation of the Board and the Company’s management, among other duties. Further, the Governance and Nominating Committee, among its other responsibilities:

•

identifies, screens and recommends candidates for membership on the Board to fill vacancies and newly created directorships, consistent with the criteria recommended by the Governance and Nominating Committee and approved by the Board, both in connection with the annual meeting of stockholders and at other times when a vacancy or newly created directorship may exist, as well as considers director nominees proposed by stockholders;

•

helps ensure that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity deemed appropriate for the Board as a whole and contains at least the minimum number of independent directors required by SEC rules and Nasdaq listing standards;

•	reviews the suitability for continued service as a director of each member of the Board of Directors when his or her term expires or when he or she has a significant change in status;

•	periodically reviews and makes recommendations to the Board concerning the size, structure, composition, and procedures of the Board and Board committees;

•

at least annually reviews and assesses the independence of each director in accordance with the guidelines established by the Board, applicable Nasdaq listing standards and SEC rules, and makes recommendations to the Board regarding the independence of each director;

•	considers matters of corporate governance and periodically reviews the Company’s corporate governance policies and recommends to the Board modifications to the policies as appropriate;

•

provides oversight of the Company’s response to stockholder proposals submitted to the Company for consideration at the Company’s annual meeting of stockholders and makes recommendations to the Board regarding the Board’s recommendation with respect to how stockholders should vote on any stockholder proposal that appears in the Company’s proxy statement;

•	annually reviews and reassesses the adequacy of the Governance and Nominating Committee’s charter, structure, processes and membership requirements, and submit any recommended changes to the Board;

•	oversees the annual self-evaluation of the Board and the committees of the Board and performs a self-evaluation of the Governance and Nominating Committee; and

•	develops and recommends an environmental, social and governance (“ESG”) strategy, aligned with the Company’s business objectives.

Mr. DeSantis is the current chairperson of our Governance and Nominating Committee and will stand for re-election as a director at the Annual Meeting.

2024 PROXY STATEMENT	17

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Non-Employee Director Stock Ownership Policy

The Board has adopted stock ownership requirements for non-employee directors. These requirements provide that each non-employee director is required to own shares of common stock with an aggregate value of $300,000. Each non-employee director must satisfy the ownership requirement by the later of November 1, 2027 and the date that is five years following such director’s appointment or election to the Board. If the director fails to meet the stock ownership requirement, then he or she is required to retain all shares held by the director, including all shares received upon the vesting of equity awards (net of the exercise price of options and tax withholding).

Director Rotation Policy

The Board has adopted a director rotation policy. This policy provides that any director who has reached the age of 75 will rotate off the Board of Directors by not standing for reelection at the next annual meeting of stockholders.

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that whether to have the same individual serve as Chairman of the Board and Chief Executive Officer should be decided by the Board, from time to time, in accordance with its business judgment after considering relevant factors, including the specific needs of the business and what the Board believes is in the best interest of the Company’s stockholders. The Board believes that John Fieldly, the Company’s current Chief Executive Officer is best suited to serve as Chairman of the Board. The Board believes that its current leadership structure is appropriate and effective at this time, given the Company’s stage of development. Because the same person serves as both Chief Executive Officer and Chairman of the Board, we have a Lead Independent Director, as described below.

Lead Independent Director

If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, then the independent members of the Board of Directors annually elect, with a majority vote of the independent directors, an independent director to serve in a lead capacity. Although elected annually, the Lead Independent Director is generally expected to serve for more than one year. The Lead Independent Director may be removed or replaced from this position (but not as a director) at any time with or without cause by a majority vote of the independent members of the Board. Hal Kravitz is currently the Lead Independent Director. As an experienced career professional in the food and beverage industry, he brings to the Board a wealth of knowledge regarding the Company’s performance and its growth and development.

As part of the Lead Independent Director’s duties and responsibilities, the Lead Independent Director:

•	Presides at all meetings of the Board at which the Chair of the Board is not present;

•	Has the authority to call, and lead, executive sessions with the independent directors;

•	Has the authority to call special meetings of the Board;

•	Helps facilitate communication among the Chair of the Board and independent directors;

•	Communicates with the Chair of the Board between meetings and acts as a “sounding board” and advisor;

•	Solicits input from the independent directors on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board;

•	Collaborates with the Chair of the Board in developing the agenda for meetings of the Board;

•	Reviews Board meeting agendas and the schedule of Board meetings to ensure that there is sufficient time for discussion of all agenda items;

18	2024 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

•	Has authority to include additional agenda items;

•	Communicates with major stockholders of the Company, as appropriate, if requested by such stockholders;

•	Helps facilitate discussion and open dialogue among independent directors during Board meetings, executive sessions and outside of Board meetings; and

•	Consults with the Chair of the Compensation Committee on the annual evaluation of the performance of the Chief Executive Officer.

Code of Ethics

We have adopted a Code of Ethical Conduct (“Code of Ethics”) that applies to all of our executive officers, directors and employees and which codifies the business and ethical principles that govern all aspects of our business. The Board also adopted a Code of Ethics for Senior Financial Officers (the “Senior Financial Officer Code of Ethics”, and collectively with the Code of Ethics, the “Codes”), which is applicable to all senior executive officers (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of each of the Codes is available on the Company’s website at https://www.celsiusholdingsinc.com/code-of-ethics/. If we make any substantive amendments to the Codes or grant any waiver from a provision of the Codes to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website to the extent required by applicable SEC rules and Nasdaq requirements. The information on the Company’s website does not constitute part of this proxy statement and is not incorporated by reference herein.

Board of Directors’ Role in Risk Oversight

The Board of Directors has an oversight role as a whole and at the committee level in overseeing management of the Company’s risks. The Board regularly reviews with management the financial and operational risks that management believes could substantially impact the Company. The Board has designated the Enterprise Risk and Audit Committee as being responsible for direct oversight of the Company’s risk processes. Members of the Enterprise Risk and Audit Committee have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. Members of the Enterprise Risk and Audit Committee also meet with management on a regular basis to review and discuss the Company’s major risk exposures, including financial, operational, compliance, strategic, privacy, cybersecurity, business continuity, third party risks, legal and regulatory risks, and any emerging risks. The Compensation Committee is responsible for overseeing the risks relating to employee compensation plans and arrangements, including those for our executive officers, and the Nominating and Governance Committee is responsible for ensuring that the Company is appropriately addressing those risks that may arise from changing governance requirements. The Enterprise Risk and Audit Committee has oversight responsibility for cybersecurity matters, and the Nominating and Governance Committee oversees the Company’s ESG planning and initiatives.

Anti-Hedging and Pledging Policy

We have adopted a policy prohibiting the hedging and pledging of our securities, which applies to all officers, directors, employees and independent contractors or advisors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including forward sale or purchase contracts, equity swaps, collars or exchange funds) with respect to securities of the Company, and (ii) holding the Company’s securities in a margin account or pledging Company securities as collateral for a loan. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy.

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance and Nominating Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well

2024 PROXY STATEMENT	19

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

as any diversity considerations and the membership criteria applied by the Governance and Nominating Committee. The Governance and Nominating Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating Board composition and nominations, and they seek to include directors with a diversity of experience, professions, viewpoints, skills and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represents stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Governance and Nominating Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties. See “General Information About the Annual Meeting - When are stockholder proposals due for next year’s annual meeting?” for the procedures to be followed by stockholders to submit nominations for director candidates.

As set forth in the Company’s Corporate Governance Principles, the general criteria for the nomination of director candidates as currently established by the Governance and Nominating Committee include, among other things:

•	A reputation for and commitment to integrity, honesty and the highest ethical standards.

•

Demonstrated business acumen, experience and ability to exercise sound judgments in challenging matters that relate to the current and long-term objectives of the Company and willingness and ability to work collaboratively and contribute positively to the decision-making process of the Board and the Company.

•	A commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees and to attend the annual meeting of stockholders.

•

Interest in and ability to understand the sometimes conflicting interests of the various stakeholders of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the best interests of all stockholders.

•

No conflict of interest, nor the appearance of a conflict of interest, that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•

Individual directors should provide the Board with a range of diverse backgrounds, perspectives, experiences and knowledge commensurate with and responsive to the Company’s needs and the interests and priorities of the Company’s various stakeholders.

We do not view the renomination of existing directors as automatic. Instead, we believe that renomination must be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers each current director’s performance on the Board, and any committee on which such director serves, which may include consideration of the extent to which such director undertook continuing director education. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge, and abilities that shall assist the Board in fulfilling its responsibilities.

20	2024 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Board Diversity

We are committed to diversity and inclusion, and the diverse nature of the Board reflects that commitment. The following Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules. To see our Board Diversity Matrix as of April 15, 2023, please see our definitive proxy statement filed with the SEC on May 1, 2023.

Board Diversity Matrix (As of April 12, 2024)

Board Size:

Total Number of Directors	8

	Female	Male	Non- Binary	Did not Disclose Gender

Part I: Gender Identity

Directors	3	5	0	0

Part 2: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian (other than South Asian)	0	1	0	0

South Asian	0	0	0	0

Hispanic or Latinx	1	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+			0

Persons with Disabilities			0

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board of Directors or the relevant Board member by addressing communications to:

Celsius Holdings, Inc.

c/o Corporate Secretary

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

All stockholder correspondence will be compiled by our Corporate Secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations and advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

2024 PROXY STATEMENT	21

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Principal Occupation	Officer Since

John Fieldly	44	Chairman of the Board, and Chief Executive Officer	2016

Jarrod Langhans	43	Chief Financial Officer	2022

Tony Guilfoyle	52	Chief Commercial Officer	2020

Richard Mattessich	59	Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary	2023

Paul Storey	55	Chief Supply Chain Officer	2021

Kyle Watson	42	Chief Marketing Officer	2019

John Fieldly, Chairman of the Board and Chief Executive Officer

Mr. Fieldly’s biographical information is included above in Proposal No. 1 – Election of Directors.

Jarrod Langhans, Chief Financial Officer

Mr. Langhans has served as Chief Financial Officer since April 2022. From June 2020 to April 2022, Mr. Langhans served as Chief Financial Officer of the European and Israel operating segments of Primo Water Corporation. From July 2012 through May 2020, Mr. Langhans held various executive positions within Primo Water Corporation across the accounting, finance and investor relations areas. Mr. Langhans’ prior experience also includes working for major accounting firms such as CBIZ Mayer Hoffman McCann (MHM) and Cherry Bekaert. He is a Certified Public Accountant in Florida and has an extensive and diversified financial and leadership background across areas such as financial reporting, including SEC, GAAP and IFRS, financial planning and analysis, mergers and acquisitions, investor relations, and debt and equity issuances, as well as strategic and business analysis and transformation. Mr. Langhans has a master’s degree in accounting from the University of Florida.

Tony Guilfoyle, Chief Commercial Officer

Mr. Guilfoyle has served as Chief Commercial Officer since February 2024. Prior to that, from November 2020 to January 2024, Mr. Guilfoyle served as Executive Vice President of North American Sales. Prior to joining the Company, Mr. Guilfoyle had over 11 years of extensive sales leadership and beverage experience with Rockstar Energy, including as Senior Vice President of Sales from April 2020 to November 2020 following PepsiCo’s acquisition of Rockstar Energy, as Senior Vice President of North American Sales from 2014 to April 2020, and as Vice President of Sales from 2009 to 2014. Mr. Guilfoyle brings extensive experience with key accounts, category management, and distributor management, and an expertise in building high performance teams. Mr. Guilfoyle received a bachelor’s degree from The University of California, Davis.

Richard Mattessich, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Mr. Mattessich has served as Chief Legal Officer and Corporate Secretary since November 2023 and as Chief Compliance Officer since February 2024. Prior to joining the Company, from August 2019 to October 2023, Mr. Mattessich served as Deputy General Counsel, Corporate and Securities at ADT Inc. From 2005 to 2019, Mr. Mattessich was with Dun & Bradstreet, Inc., where he served as Vice President, Associate General Counsel, and from 2018 to 2019, also served as Chief Compliance Officer. Prior to serving as in-house counsel, Mr. Mattessich was a Partner at Morgan Lewis & Bockius LLP, a partner at Wilmer Cutler Pickering Hale & Dorr LLP, and an associate with Buchannan Ingersoll & Rooney PC, with a focus throughout his legal career on corporate securities law and corporate governance. Mr. Mattessich received his

22	2024 PROXY STATEMENT

EXECUTIVE OFFICERS

undergraduate degree in accounting from Georgetown University, his MBA in finance from New York University, and his law degree from The University of Texas. Mr. Mattessich was also previously a certified public accountant.

Paul Storey, Chief Supply Chain Officer

Mr. Storey has served as Chief Supply Chain Officer since February 2024. From May 2021 to January 2024, Mr. Storey served as Senior Vice President, Operations. Prior to joining the Company, Mr. Storey was Vice President of Operations for Monster Energy, from August 2017 to April 2021, and Director of Manufacturing for Rockstar Energy Drink from July 2006 to August 2017. Before joining Rockstar Energy, Mr. Storey was a Production Manager for Nestle Waters from June 2004 to July 2006, and a Production Manager for Coca-Cole Enterprises from February 2002 to June 2004. Prior to that, Mr. Storey worked for Cott Beverages as an operations manager from 2000 to 2002, and for Danone S.A. as a Production Supervisor from 1993 to 2000. Mr. Storey received his degree from University College London.

Kyle Watson, Chief Marketing Officer

Ms. Watson has served as Chief Marketing Officer since February 2024. Prior to that, from January 2023 to January 2024, Ms. Watson served as the Company’s Executive Vice President, Marketing, and as the Vice President of Marketing from June 2019 to January 2023. Prior to joining the Company, from February 2016 to April 2019, Ms. Watson served as the Marketing Director for Hiball Energy where she was responsible for development and execution of a comprehensive, national strategy, and ultimately positioning the brand for acquisition by Anheuser Busch Companies, LLC in 2017. Prior to that, Ms. Watson held marketing roles of increasing responsibility with various organizations across the retail, food and beverage, and sports industries. Ms. Watson currently has nearly twenty years of marketing experience, having spent most of her career in brand marketing. Ms. Watson received her degree in communications and advertising from Florida State University.

2024 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes our 2023 executive compensation program as it applied to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our three most highly paid other executive officers (collectively, our “NEOs”). For 2023, our NEOs were:

•	John Fieldly - Chief Executive Officer

•	Jarrod Langhans - Chief Financial Officer

•	Tony Guilfoyle - Chief Commercial Officer

•	Paul Storey - Chief Supply Chain Officer

•	Toby David - Chief of Staff**

** Upon the Board’s February 2024 review of its executive officers for 2024, it determined that Mr. David’s position did not meet the definition of an executive officer within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934. Because this determination was not made until 2024, Mr. David is included as a NEO for 2023. Mr. David’s duties and his role with the Company remain the same, and none of those duties have been reassigned to others.

As used in this section, all references to the “Committee” or the “Compensation Committee” mean the Human Resources and Compensation Committee of the Board of Directors, which oversees the design and operation of our executive compensation program. For more information about the Committee and its role and responsibilities, please see the discussion under the heading “Human Resources and Compensation Committee” above.

All share and per share amounts presented in this CD&A and elsewhere in this Proxy Statement have been retroactively adjusted where applicable to reflect the three-for-one forward stock split of our common stock that became effective on November 15, 2023.

CD&A Executive Summary

2023 was another record year for the Company, resulting in significant growth and strong financial results. Our financial results in 2023 enabled us to continue to fulfill our commitment to deliver attractive total stockholder returns of 57% for the year ended December 31, 2023 and a three-year total stockholder return of approximately 225%. A summary of our financial successes is outlined below.

Company Highlights

Revenue: $1,318.0 million 102% from 2022	Gross profit: $633 million 134% from 2022	Net Income attributed to Common Stockholders: $182 million from loss of $199 million in 2022	Adj. EBITDA(1): $295.6 million 316% from 2022

(1)

Adjusted EBITDA is a non-GAAP financial measure. For a description of the rationale for presenting Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, please see Annex A to this Proxy Statement.

Other financial highlights include:

2023 Financial Performance Highlights

The Company continued its significant growth, following its 2022 record sales year with another record sales year in 2023:

•	Revenue of $1.32 billion for 2023, up 102% from $654 million in 2022, including:
○	Growth in North American revenue by 105% from 2022 to 2023
○	Growth in International revenue by 52% driven by successful innovation launches and increased brand awareness

24	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•	Gross profit of $633 million in 2023, up 134% from $271 million in 2022
•	Net income attributed to common stockholders of $182 million for 2023, up from a loss of $199 million in 2022
•	Non-GAAP Adjusted EBITDA of $296 million in 2023, up 316% compared to the year prior, driven by revenue growth and significantly improved gross margins
•	Net cash provided by operating activities totaled in excess of $140 million in 2023, compared to $108.2 million in net cash provided by operating activities in 2022
•	Achieved the number one energy drink position on Amazon

Throughout 2023 and leading into 2024, we have also continued to improve our compensation and governance practices. The Compensation Committee’s objective for our NEO compensation program is to align executive compensation with the Company’s achievement of its strategic objectives, its financial performance and the creation of long-term value for our stockholders. In designing our NEO compensation program, the Compensation Committee is mindful of our key stakeholders’ perspectives on executive compensation. After receiving a low approval on our advisory vote on executive compensation at our 2022 annual meeting of stockholders, we undertook a thorough examination of our executive compensation program and made changes intended to improve the program. A summary of the changes made to our executive compensation program in 2022-2024 is outlined below.

Executive Compensation Highlights

Enhanced Pay for Performance Alignment in our Short-Term Incentive Plan

•   Simplified the annual incentive to align executive compensation with consistent Company-wide financial metrics and individual key performance indicators

•   Increased the maximum payout for short-term incentives from 120% to 150% of target short-term incentive

•   Moved from a stepped to straight line payout curve to align with market practice

Introduced Ongoing Long-Term Performance Plan for 2024

•   Adopted a long-term performance plan to better align executive compensation with long-term business goals and stockholder value

•   The PSU plan is based on cumulative three-year revenue growth, relative total shareholder return, and absolute stock price performance

Conducted Outreach Program
to Address Say-on-Pay Vote in 2022-2023

•   Continued regular engagement with stockholders and conducted outreach to stockholders holding 45% of our outstanding shares of common stock, ultimately connecting with holders of more than 29% of our outstanding common stock

•   Discussions involved compensation, governance, and ESG matters

Adjusted Compensation Peer Group • Adjusted the peer group we use to determine whether compensation is in line with the market to better reflect our industry, business focus and increased size	Entered into New Employment Agreements with our CEO and CFO in 2024 • Entered into new employment agreements with our CEO and CFO which align their severance arrangements to market-competitive norms

Improved Governance
Practices/ Policies

•   Adopted a clawback policy in line with SEC and Nasdaq requirements

•   Established stock ownership requirement, applying to all NEOs and non-employee directors in 2022

2024 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Best Practices

Our Compensation Committee has established three key principles that provide the framework for our executive compensation program:

Attract and retain highly qualified and experienced executives

•   Peer group data is used to help ensure compensation is market-competitive.

•   A majority of incentive compensation is paid only if an executive continues to perform services for the Company over multi-year periods.

Motivate executive to achieve strategic goals

•   Annual incentive bonus is tied to short-term financial objectives and individual measures related to achievement of strategic objectives.

•   Performance-based awards granted in 2022 following the PepsiCo transaction vest only upon completion of critical milestones.

•   Awards under our new long-term performance plan adopted in 2024 tied to long-term revenue growth and continued stock price improvement

Encourage and reward delivery of stockholder value

•   Long-term incentives are in the form of RSUs and Performance Stock Units (“PSUs”).

•   Awards under our new long-term performance plan adopted in 2024 are measured over three years and require sustained performance.

•   Minimum stock ownership requirements apply to NEOs.

We seek to reinforce equity ownership and entrepreneurialism by our executives, align their interests with those of our stockholders and link compensation to measurable corporate goals and qualitative individual performance.

Stockholder Outreach and “Say-on-Pay”

We provide our stockholders the ability to cast an advisory vote on the compensation of our NEOs every three years. In 2019, 98% of the votes were cast in favor of our NEO compensation, but in 2022, only 59.9% of the votes were cast in favor. While this level of support indicates that more than half of our stockholders endorsed our NEO compensation program and governance practices, we noted the reduction in support from 2019 to 2022 and embarked on an extensive stockholder engagement program to solicit detailed feedback from stockholders on our current and past NEO compensation practice, as well as on other governance matters.

In 2022 and 2023, we reached out to our top institutional stockholders, representing in the aggregate approximately 45.5% of our outstanding shares of common stock, and engaged directly with stockholders owning more than 29% of our outstanding shares of common stock (or 40% of our outstanding shares not including shares held by our founder and his related parties). Outreach meetings were conducted by Damon DeSantis and Cheryl Miller, the chair and a member of the Governance and Nominating Committee, respectively, as well as our General Counsel, and Chief of Staff. During these stockholder outreach meetings, we sought input on our NEO compensation program and governance practices. The table below summarizes the feedback we received from those stockholders and the actions taken to address these concerns.

26	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Outreach Feedback	Actions Implemented
Short-Term Incentives:	We have enhanced our disclosure in CD&A to improve the clarity of our compensation programs.
Disclosure regarding annual incentive awards is not detailed enough for stockholders to evaluate the link between the short-term incentives and stockholders’ interests.

We have simplified our short-term incentive plans to align all executives to the same company financial metrics that are tied to stockholder value.

Disclosure of the annual incentive plan, including the financial and individual performance goals and financial metrics applicable to each NEO, as well as the results with respect to these performance goals for 2023, is in the section titled “Annual Incentive Plan.”

Long-Term Incentives:

Stockholders raised concerns that the long-term equity incentive awards have historically been time-based and have not included performance-based vesting provisions. Stockholders advocated including strategic and operational performance metrics in long-term incentive awards.

For 2024, our Compensation Committee approved a new long-term PSU plan intended to be a portion of all ongoing equity grants going forward. The PSU plan includes three-year cumulative revenue goals, three-year relative total stockholder return (“TSR”) goals, and absolute stock price goals. The PSU plan accounts for 50% of the overall long-term incentives for our CEO and 30% for our other NEOs.

Severance Provisions:

Several stockholders expressed concern over the amounts of the severance benefits that would be payable to our CEO and CFO in the event that they are terminated without cause or resign with good reason following a change in control.

In 2024, we entered into new employment agreements with our CEO and CFO that align all severance benefits more closely with the market. The severance benefits that would be payable following certain involuntary terminations in connection with a change in control are intended to be attractive to our CEO and CFO to maintain focus on the operations of the Company in the event of a change in control or potential change in control transaction.

Compensation Best Practices

Our Compensation Committee regularly reviews our compensation practices and policies to ensure that they further our executive compensation philosophy and reduce unnecessary risk. The following table summarizes our NEO compensation program features and what we believe are “best practices” in terms of designing and administering the program.

What we do:	What we don’t do:

☑ Pay for performance – greater than 75% of CEO and 70% of other NEOs compensation is variable and/or at risk	☒ No executive is permitted to hedge or pledge Celsius stock

☑ Require minimum financial hurdles to earn any payout on annual bonus	☒ No excise tax gross-ups for our NEOs

☑ Cap our short-term incentive plan at 150% of target short-term incentive	☒ No significant perquisites or benefits

☑ Compensation committee composed of only independent directors and is supported by an independent consultant	☒ No repricing of underwater stock options without stockholder approval

☑ Maintain a robust stock ownership requirement that applies to NEOs and directors	☒ No payment of dividend equivalents on unearned awards

☑ Conduct stockholder outreach to solicit feedback and discuss our compensation practices	☒ No short-term incentives are awarded for below threshold performance

☑ Maintain a clawback policy aligned with SEC and Nasdaq requirements	☒ No reward to executives for taking excessive or unnecessary risk

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee works with its independent compensation consultant, Farient Advisors (“Farient”), to evaluate the Company’s executive compensation program and incorporate changes to the structure that will better align the executive compensation program with our compensation philosophy and address stockholder concerns. We continue to evolve our compensation practices to better align with stockholders.

Pay for Performance

We strive to ensure that there is long-term alignment between NEO pay and Company performance, and we monitor NEO pay as it relates to our performance to ensure this alignment.

We believe that a significant portion of our NEOs’ total compensation should be variable and “at risk,” meaning that its payment or vesting is based upon the achievement of predefined financial and performance metrics, and actual compensation will increase or decrease based on the performance of our stock and other financial metrics. We also believe that equity, rather than cash, compensation should comprise the larger component of our variable pay to provide alignment with our stockholders and encourage retention through multi-year vesting.

We believe that placing a significant portion of executive pay at risk motivates our executives to achieve performance goals and create value for our stockholders. The annual incentive bonus rewards are earned by our NEOs for the achievement of short-term performance goals. The amount paid is tied to the level of achieved performance, with higher payout levels reflecting superior performance. Long-term equity awards reward our executives for achieving long-term performance goals and increasing stockholder value.

As reflected in the charts that follow, 78% of our CEO’s target total 2023 compensation was variable or “at risk,” and an average of 72% of our other NEOs’ target total 2023 compensation was variable or “at risk.”

TARGET 2023 COMPENSATION

The charts above are based on the target bonus and the grant date fair value of annual RSU awards.

How Compensation Decisions are Made

The Compensation Committee operates under a written charter and is responsible for reviewing, approving, or recommending to the Board to approve, the amount and form of compensation for our CEO and other NEOs. The Compensation Committee is also responsible for:

•	Monitoring the performance and compensation of our NEOs;

•	Reviewing executive compensation policies and practices;

•	Reviewing and administering compensation plans;

•	Reviewing the mix and level of compensation by each component individually and in the aggregate;

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COMPENSATION DISCUSSION AND ANALYSIS

•	Determining whether proposed goals or structure of awards might have the inadvertent effect of encouraging unnecessary risk taking; and

•	Reviewing the independence and potential conflict of interests of any advisors under applicable Nasdaq listing standards and SEC rules.

In carrying out its duties, the Compensation Committee considers the input of management, and information from the Compensation Committee’s independent compensation consultant regarding practices of a peer group of similarly sized companies in our industry and survey data for our industry in general. The role of each in our executive compensation program is described below.

Compensation-Related Risk Assessment

The Compensation Committee has conducted a risk assessment of all of our compensation policies and practices to ensure that they do not foster excessive risk taking. Based upon its assessment, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Role of Compensation Consultant

For 2023, the Compensation Committee engaged Farient to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The Compensation Committee relies on Farient’s expertise in benchmarking and familiarity with competitive compensation practices. In addition, the Compensation Committee regularly requests advice from Farient concerning the design, communication, and implementation of our incentive compensation plans and other programs. The services provided by Farient to the Compensation Committee in 2023 included:

•	Reviewing executive pay philosophy and compensation strategy;

•	Analyzing and providing recommendations on key compensation strategy issues, including its compensation peer group, equity usage, and compensation risk profile;

•	Benchmarking Celsius’ total compensation levels, program design, and key policies for executives and the Board of Directors;

•	Reviewing recommended changes to the short-term and long-term incentive plan designs, including measures, weighting, and leverage;

•

Reviewing key compensation policies and informing the Compensation Committee of regulatory developments, including development of a stock ownership policy for executives and Board members, and SEC and Nasdaq-compliant clawback policies; and

•	Reviewing management proposals, including management-recommended pay actions.

Other than the services provided to the Committee, Farient did not provide any other services to the Company. The Committee has considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to the work performed by Farient. Based on this review, the Committee has determined that Farient is independent of the Company and its management.

Role of Management

The Compensation Committee works closely with members of our management team in designing our executive compensation program, including Mr. Fieldly, our CEO. Our CEO evaluates the performance of our executive officers (other than his own performance) and makes recommendations to the Compensation Committee with respect to the compensation levels of each NEO (other than himself) and the performance goals for our short-term and long-term

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COMPENSATION DISCUSSION AND ANALYSIS

incentives. The input from our CEO is important in order for the Compensation Committee to design compensation programs that align to corporate goals and our strategic direction. The CEO is not present during Compensation Committee discussions of his compensation, and the Compensation Committee makes all compensation decisions in its sole discretion.

Role of Peer Group and Survey Data

The Compensation Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each NEO. Executive compensation, compensation plan design and director compensation of the peer companies is used as a basis to determine whether the compensation levels and practices of the Company are in line with the market for talent. The peer group used for 2023, developed with the assistance of Farient, was selected based on companies that reflect the Company’s industry, business focus and size. Additionally, a reference peer group of five companies was established to help inform incentive plan design but was not used to benchmark compensation pay levels.

Primary Peers	2023 Revenue(1)	Market Capitalization(1)(2)
TreeHouse Foods	$3,432	$1,981
Cal-Maine Foods	$3,146	$2,833
Boston Beer	$2,009	$3,559
Lancaster Colony	$1,823	$5,652
Hain Celestial	$1,797	$842
BellRing Brands	$1,667	$7,829
J&J Snack Foods	$1,559	$2,807
Utz Brands	$1,438	$1,452
Simply Good Foods	$1,243	$3,342
National Beverage	$1,173	$4,662
Sovos Brands	$1,020	$2,338
Westrock Coffee	$868	$829
Tootsie Roll	$769	$2,252
Freshpet	$767	$5,226
SunOpta	$630	$784
Vita Coco	$494	$1,427
Vital Farms	$472	$857
Duckhorn Portfolio	$403	$996
Beyond Meat	$343	$527
75th Percentile	$1,732	$3,450
Median	$1,173	$2,252
25th Percentile	$699	$927
Celsius Holdings, Inc.	$1,318	$20,693

Reference Peers
PepsiCo	$91,471	$224,101
Coca-Cola	$45,754	$256,677
Keurig Dr Pepper	$14,814	$40,434
Monster Beverage	$7,140	$61,585
Primo Water	$1,772	$3,556
(1)	In thousands
(2)	Market Cap as of 3/8/2024

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

In order to implement our compensation philosophy, compensation for our NEOs generally consists of three elements:

Base Salary

•   Purpose: Attract and Retain Key Executives.

•   Provides a fixed level of compensation for performing essential job functions.

•   Amount of base salary reflects each NEO’s level of responsibility, leadership, tenure, qualifications and the competitive marketplace for executive talent in our industry.

•   Reviewed annually and adjusted, if appropriate.

Annual Cash Incentives

•   Purpose: Attract and Retain Key Executives / Motivate Executives to Achieve Strategic Goals.

•   Motivates NEOs to achieve our short-term business objectives while providing flexibility to respond to opportunities and market conditions.

•   Includes a combination of financial performance metrics and organization/individual performance metrics.

•   Financial goals are tied to our internal budgets and individual performance metrics are tied to key business objectives.

•   Awards are capped at 150% of target levels.

Long-Term Incentives

•   Purpose: Attract and Retain Key Executives / Motivate Executives to Achieve Strategic Goals / Attract and retain Key Executives.

•   Awards for 2023 are in the form of Restricted Stock units (RSUs).

•   RSUs vest based on time, 1/3 on each anniversary of the date of grant.

•   Motivates NEOs to achieve our long-term business objectives by tying value of incentive to value of stock.

•   For 2024, a significant portion of each of our NEO’s awards are tied to PSUs which vest upon the achievement of revenue, share price, and relative TSR goals over three years

Base Salary

Salaries are intended to be sufficiently competitive to attract and retain key employees. At the beginning of each year, our CEO proposes salary increases for the executives that are determined by a variety of factors, including but not limited to: market conditions, Company and individual performance, increased responsibility, and the Company’s overall budget. The CEO proposes salary adjustments, if any, for the NEOs to be approved by the Compensation Committee, and the Compensation Committee recommends any salary adjustment for the CEO to be approved by the Board of Directors.

In January 2023, in recognition of our revenue increase from $314.3 million in 2021 to $653.6 million in 2022, we increased the salaries of all our NEOs to recognize their expanding scope of responsibility and to align to market-competitive levels of companies of comparable sizes. The following table provides information regarding base salaries for our NEOs serving at year-end of each of 2022 and 2023:

NEO	2022 Base Salary	2023 Base Salary	% Change
Fieldly	$540,000	$650,000	20%
Langhans	$350,000	$400,000	14%
Guilfoyle	$283,300	$400,000	41%
Storey	$316,200	$328,850	4%
David	$180,250	$187,500	4%

Annual Incentive Plan

Our annual cash incentives are designed to reward employees for financial, operational, and individual performance that focus our organization on meeting or exceeding performance goals and driving stockholder value. The plans provide

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COMPENSATION DISCUSSION AND ANALYSIS

employees, including our NEOs, with the opportunity to earn cash awards based on the degree to which the Company achieves predetermined performance measures for the year.

The elements used to determine awards may include:

•	A cash bonus incentive opportunity (expressed as a percentage of base salary);

•	Financial targets;

•	Organizational and individual performance goals; and

•	A range of performance objectives (threshold, target, and maximum) for each performance measure.

❖	NEO Incentive Opportunities

The target annual cash incentive for each of our NEOs is set forth below, as a percent of base salary, as well as the proportion of their annual cash incentives that will be based on the achievement of financial goals and organizational and individual goals.

NEO	Target (as % of Base Salary)	Financial Goal Weighting	Org./Indiv. Goal Weighting
Fieldly	100%	75%	25%
Langhans	50%	75%	25%
Guilfoyle	45%	75%	25%
Storey	30%	75%	25%
David	30%	75%	25%

❖	Financial Performance Targets

Financial performance targets make up 75% of the potential annual incentive opportunity for our executive officers. Performance targets and goals are meant to focus the eligible NEOs on the key elements of our strategic and annual financial plan and are based on the Board-approved annual financial plan for the Company. We select financial metrics that broadly measure Company performance and are tied to stockholder value, so as not to encourage undue risk taking.

Each performance goal is given a threshold, target, and stretch performance level. Payout is based on year-end actual performance measured against targeted performance, and weighting of each performance metric. Performance above stretch is capped at a maximum award of 150% of target. If actual performance is between any two points, payouts are determined using straight-line interpolation. If performance falls below 80% of our target, there will be no payout for that metric.

Target % Achieved	Payout %
> 116%	150%
100%	100%
80%	50%
< 80%	0%

The Compensation Committee determines the extent to which the year’s performance goals have been achieved and the corresponding payout, which is finalized following receipt of the Company’s audited financial statements for the applicable year then ended. The Compensation Committee has discretion to adjust the level of payout with respect to any financial performance target based on its assessment of circumstances relating to the Company’s business. The Compensation Committee did not adjust any of the final results for 2023 performance.

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COMPENSATION DISCUSSION AND ANALYSIS

For 2023, financial performance metrics and weightings were consistent for all NEOs. Weightings represent the portion of the total target annual cash incentive that will be paid out based on that performance metric.

Financial Metric	Weighting
Revenue	25%
Gross Profit	25%
Adjusted EBITDA	25%

The financial metrics above are defined as:

◾	Revenue: Based on GAAP revenue recognition standards as reported in the Company’s audited financial statements filed with its Annual Report on Form 10-K.
◾	Gross Profit: Based on GAAP reported revenue less reported cost of goods as reported in the Company’s audited financial statements filed with its Annual Report on Form 10-K.
◾

Adjusted EBITDA: Based on non-GAAP Adjusted EBITDA as reported in our earnings press release supplements and adjusted for discretionary items which could not be reasonably foreseen by management at the time of budgeting but were handled in the best interest of the stockholders and the Company. For additional information with respect to how we calculate Adjusted EBITDA, please see Appendix A to this Proxy Statement.

❖ Non-Financial Organizational/Individual Performance Ratings

In addition to the financial performance targets, the annual cash incentives paid to our NEOs reflect non-financial operational and individual performance ratings that relate to our performance in certain strategic organizational categories. The Compensation Committee subjectively rates this performance on a scale of 0-5 based on our overall performance with respect to our strategic plan relating to the given category, as well as individual performance of the particular NEO in that category. The payout for performance between points is determined using straight-line interpolation.

Performance Rank	Payout %
5	150%
3	100%
0	0%

❖ 2023 Annual Incentive Payouts

The financial goals for 2023 are illustrated below, along with the performance targets and results with respect to each goal (dollars in millions):

Financial Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Result	Payout %
Revenue	25%	$802	$1,002	$1,162	$1,318	150%
Gross Profit	25%	$353	$441	$512	$633	150%
Adjusted EBITDA	25%	$133	$166	$193	$296	150%
Total Financial Weighting/Payout	75%					150%

In addition, 25% of the overall payout was determined by measuring individual performance. The individual achievement in 2023 and individual performance factors are illustrated below:

2023 Individual Achievements for John Fieldly: 140% payout (percentage of target)

◾	Developed 3-year strategic plan
◾	Created cost of goods reduction plan
◾	Expanded presence at investor conferences
◾	Expanded shareholder engagement activities
◾	Achieved individual development goals, as determined by the Board

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Individual Achievements for Jarrod Langhans: 120% payout (percentage of target)

•	Implemented updated IR program
•	Developed and strengthened internal controls
•	Developed and improved closing processes
•	Developed monthly departmental P&L
•	Implemented and led operational savings programs

2023 Individual Achievements for Tony Guilfoyle: 150% payout (percentage of target)

•	Achieved incremental sales goals
•	Developed a national retail marketing program
•	Implemented sales CRM System
•	Surpassed goal of 10% MULOC market share in the United States
•	Built out annual operating plan and achieved all deadlines

2023 Individual Achievements for Paul Storey: 140% payout (percentage of target)

•	Improved monthly closing procedure efficiency
•	Developed special projects for 2024 implementation
•	Expanded co-packing network
•	Developed global supply chain approach

2023 Individual Achievements for Toby David: 120% payout (percentage of target)

•	Expanded shareholder engagement activities
•	Successfully supervised cooler investment, performance, and implementation
•	Implemented ESG strategy, tracking and plans
•	Drove expansion into several new markets

The following summarizes 2023 annual cash incentive payouts to our NEOs based on the achievement of the financial performance metrics and the non-financial organizational and individual goals:

NEO	Total % of Target Achieved	Actual Award Amount
Fieldly	148%	$958,750
Langhans	143%	$285,000
Guilfoyle	150%	$270,000
Storey	148%	$145,516
David	143%	$80,156

The Company paid the 2023 annual cash incentives on March 8, 2024, following the completion of our audit for the fiscal year ended December 31, 2023. The payouts are reflected as 2023 compensation in the Summary Compensation Table on page 38 of this proxy statement in the column labeled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentives

The Compensation Committee grants long-term incentive awards to our eligible NEOs and to a broader group of employees under our Amended 2015 Stock Incentive Plan in order to align the interests of our management team with the interests of our stockholders and to create substantial incentives for the team to achieve our long-term goals. These awards enable us to provide competitive compensation to help in the recruitment of executives and employees and, through vesting provisions, also help to promote retention and long-term service of executives and key employees.

In 2023, we granted RSUs to our NEOs, as a result of the strong belief that equity ownership by its NEOs aligns their interests with those of our stockholders. Upon vesting, each RSU is settled by delivering to the holder one share of common stock. The awards generally vest over a three-year period commencing one year following the date of grant, and vesting is contingent upon continued employment. The Compensation Committee approves equity values for target awards with the actual number of shares granted determined on the basis of the closing stock price immediately prior

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COMPENSATION DISCUSSION AND ANALYSIS

to the grant. The approved value of the RSUs granted in 2023 as part of the annual equity grant, as well as the number of RSUs granted to each NEO, are set forth below.

NEO	Value of RSU Award	# of RSUs
Fieldly	$1,650,000	47,577
Langhans	$1,000,000	28,833
Guilfoyle	$600,000	17,301
Storey	$600,000	17,301
David	$600,000	17,301

❖ Special Leadership Stock Award

On August 1, 2022 PepsiCo and Celsius announced PepsiCo’s $550 million investment in Celsius as part of a long-term distribution strategy. In recognition of the successes of the Company during the portion of 2022 prior to the PepsiCo transaction and the significant time and effort that was put into closing this transaction, and to ensure that the execution of the distribution agreement is successful over the next few years, the Company awarded key individuals, including the NEOs, equity awards. The equity awards were a combination of immediately vesting stock and performance awards that vest over one- and two-year periods and are designed as follows:

Portion of Award	Vesting Provisions	Status
20%	• Fully vested on date of grant	Vested August 2022
40%	• Vest on 1st anniversary of date of grant provided that the strategic performance metrics are achieved: transition of the business plan, and completion of the 2023 joint business plan	Vested August 2023
40%	• Vest on the 2nd anniversary of date of grant provided that strategic performance criteria are achieved: completion of the 2024 joint business plan, achievement of ACV goals	Outstanding

During 2023, the Compensation Committee determined that the performance criteria for the tranche of shares vesting on the first anniversary of the grant date were met, and the shares vested.

Other Benefits

Our employees, including our NEOs, are entitled to various employee benefits, which generally include health care plans, flexible spending accounts, life and disability insurance, a 401(k) plan and paid time off. We do not provide any pension benefit or supplemental retirement benefits to our NEOs.

Employment Agreements and Severance Benefits

Messrs. Fieldly and Langhans are each party to an employment agreement with the Company. We believe that having employment agreements with Messrs. Fieldly and Langhans is beneficial to us because it provides retentive value and subjects each of Messrs. Fieldly and Langhans to restrictive covenants. The employment agreements provide for benefits on certain terminations of employment. The terms of the employment agreements with Mr. Fieldly and Mr. Langhans are described beginning on page 41 of this proxy statement.

The employment agreements with Mr. Fieldly and Mr. Langhans also have “double-trigger” change in control provisions, which means that a change in control payment to Mr. Fieldly or Mr. Langhans, as applicable, would be made only upon a termination of employment in connection with a change in control (and not solely as a result of the completion of a change in control transaction).

There are no other employment agreements with our NEOS, but each of Messrs. David, Guilfoyle, and Storey are parties to offer letters with the Company. These offer letters set forth basic parameters of employment as of the date of hire, such as base salary, bonus eligibility, equity grant arrangements, and certain benefits. Current arrangements with each such

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COMPENSATION DISCUSSION AND ANALYSIS

individual are set forth in the discussion of Executive Compensation. In addition, pursuant to an amendment to Mr. Guilfoyle’s offer letter, Mr. Guilfoyle will receive one year of base salary if he were to be terminated without cause.

Compensation-Related Policies

Stock Ownership Policy

We have adopted a stock ownership policy that applies to our CEO and all executive officers, as well as our non-employee members of the Board. We believe that the Stock Ownership Guidelines result in significant common stock ownership by our executive officers and non-employee directors and align the interests of our executive officers and non-employee directors with those of our stockholders.

The ownership requirement for our CEO and our other executive officers is calculated as a multiple of base salary, as noted below:

Position	Minimum Ownership of Common Stock (as multiple of base salary)

CEO	5x

Other Executive Officers	3x

Our non-employee directors are required to own shares of common stock with an aggregate value of $300,000.

Each executive officer and director must satisfy the ownership requirement within five years following the later of (i) November 1, 2022 and (ii) the date of his or her appointment or election to the applicable position. If the executive officer or director fails to meet the stock ownership requirement, he or she is required to retain all shares held by the executive officer or director, including all shares received upon the vesting of equity awards (net of the exercise price of options and tax withholding).

Qualifying shares that count toward the ownership requirement include:

•

Shares owned outright (including shares in existing brokerage accounts, shares held by members of the individual’s immediate family, or shares in a grantor trust for the benefit of the individual or his or her immediate family);

•	60% of the unvested time-based restricted stock and RSUs granted to the executive officer or director;
•	Shares acquired upon stock option exercises; and
•	Shares or share equivalents underlying fees paid to directors.

All our NEOs and non-employee directors currently meet the ownership requirements.

Clawback

In 2023, we adopted a clawback policy that complies with the new Nasdaq listing standards that implement the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. If a restatement of our financial statements is required, then incentive-based compensation tied to a financial reporting measure that an executive received during the three prior completed fiscal years will be recalculated (if applicable) based on the restated financial statements. Incentive compensation deemed to have been erroneously received as a result of the restatement must be repaid to the Company, subject to extremely limited exceptions. The method of recoupment will be determined by the Board or a committee of the Board.

We are also subject to the clawback provisions of Sarbanes-Oxley Section 304, which require our CEO and CFO to reimburse the Company for any bonus, incentive, or equity-based compensation that was received during the 12-month period following an accounting restatement due to our material non-compliance, due to the CEO or CFO’s misconduct, with any financial reporting requirement.

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COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging/Anti-Pledging

Our insider trading policy contains a strict anti-hedging policy. Our executive officers and directors are prohibited from engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, and buying put or call options.

We also maintain an anti-pledging policy, which prohibits all directors and executive officers from pledging the Company’s equity securities or using the Company’s equity securities to support margin debt. We believe that the pledging of shares by directors and executives is adverse to the interests of our stockholders.

Tax Implications of Executive Compensation Program

We considered the taxation and accounting consequences of our executive officer compensation programs as part of our internal evaluation of such programs and awards made under them. However, those consequences were not a deciding factor in our decisions in establishing or administering our compensation programs for 2023. We retain the discretion to structure compensation in ways that may result in less than full deductibility, that may not maximize tax savings and that may not minimize the accounting cost to the Company. Pursuant to the Tax Cuts and Jobs Act, the exemption from deduction limit under Section 162(m) of the Internal Revenue Code for performance-based compensation was repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Compensation paid in or awarded for 2023 described above is not eligible for such transition relief.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2023, the Compensation Committee was composed of Joyce Russell, Chairperson, Nicholas Castaldo, Hal Kravitz, and Alexandre Ruberti. Mr. Ruberti resigned from the Board on March 28, 2024. No member of our Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee nor has any member ever been an officer of Celsius or its subsidiaries. No executive officer of Celsius has served as a director or a member of the compensation committee of another entity that has one or more executive officers who are also members of our Board or Compensation Committee.

Compensation Committee Report

This Report of the Compensation Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we incorporate this Report of the Compensation Committee by specific reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024.

Compensation Committee

Joyce Russell, Chairperson

Nicholas Castaldo

Hal Kravitz

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of the NEOs for services to the Company during the years ended December 31, 2021, 2022, and 2023.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
John Fieldly	2023	$650,000		$1,649,970	-	$958,750	$1,793	$3,260,513
Chairman and Chief Executive Officer	2022	$540,000	-	$2,542,259	-	$475,875	$19,093	$3,577,227
	2021	$500,000	-	$2,263,950	$9,162,518	$280,000	$7,621	$12,214,089
Jarrod Langhans	2023	$400,000		$999,928		$285,000	$216	$1,685,144
Chief Financial Officer	2022	$350,000	-	$2,186,411	-	$146,473	$51,732	$2,734,616
Tony Guilfoyle	2023	$397,756		$599,999	-	$270,000	$5,698	$1,273,453
Chief Commercial Officer	2022	$283,300	-	$1,726,436	-	$422,957	$5,729	$2,438,422
Paul Storey	2023	$328,850		$599,999	-	$145,516	$929	$1,075,294
Chief Supply Chain Officer	2022	$316,200	-	$966,437	-	$75,888	$703	$1,359,228
Toby David	2023	$187,500		$599,999	-	$80,156	$248	$867,903
Chief of Staff	2022	$180,250	-	$1,326,436	-	$60,294	$562	$1,567,542

(1)

These amounts represent the aggregate grant date fair value of RSUs granted in 2023, 2022 and 2021, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are discussed in Note 18 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The number of awards granted in 2023 is reflected in the “Grants of Plan-Based Awards in 2023” table, below. The fair value of the performance-based RSUs granted in 2023 is shown in this table assuming the maximum number of performance-based RSUs will be earned.

(2)

These amounts represent the aggregate grant fair value of stock options granted in 2021 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 15 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)

Amounts represent payouts of our annual cash incentive awards in 2023, 2022, and 2021, and related to fiscal years 2023, 2022, and 2021, respectively. See “Compensation Discussion & Analysis – Annual Incentive Plan.”

(4)	All Other Compensation in 2023 consisted of premiums for life insurance and the following additional amounts:

•	For Mr. Fieldly, matching contributions made by the Company to its tax qualified 401(k) plan.

•	For Mr. Guilfoyle, an automobile allowance.

38	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table

The following table outlines the cash incentive awards and equity-based awards granted to the NEOs during the fiscal year ended December 31, 2023. All equity-based awards were granted under the 2015 Incentive Stock Plan, which was approved by stockholders.

GRANTS OF PLAN BASED AWARDS IN 2023
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Units (#) (2)	Grant Date Fair Value of Stock awards ($) (3)
John Fieldly		325,000	650,000	975,000
	1/1/2023				47,577	$1,649,970
Jarrod Langhans		100,000	200,000	300,000
	1/1/2023				28,833	$999,928
Tony Guilfoyle		90,000	180,000	270,000
	1/1/2023				17,301	$599,999
Paul Storey		49,328	98,655	147,983
	1/1/2023				17,301	$599,999
Toby David		28,125	56,250	84,375
	1/1/2023				17,301	$599,999

(1)

Amounts represent the range of possible payouts that the NEO could have earned as the annual incentive bonus for fiscal year 2023. Actual payments to the NEO as the annual incentive bonus are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amount in the “Threshold” column assumes performance with respect to each measure at the threshold level, resulting in payment of 50% of the target award. The amount in the “Maximum” column assumes that the maximum performance level is achieved for each performance measure, resulting in payment of 150% of the target award.

(2)	Amounts relate to RSUs granted as part of the annual equity grant to NEOs, which will vest in three equal annual installments beginning on the first anniversary of the date of grant.

(3)

These amounts represent the aggregate grant date fair value of vested stock and RSUs, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 18 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2024 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following table identifies equity awards that have been previously awarded to each of the NEOs and which were outstanding as of December 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Fieldly	1/1/2023						47,577	(3)	2,593,898
	8/19/2022									14,652	798,827
	1/1/2022						36,000	(5)	1,962,720
	1/1/2021	600,000	300,000(4)	-	14.21	1/1/2031	45,000	(6)	2,453,400
	10/23/2019	450,000			1.08	10/23/2029
	1/24/2019	370,002	-	-	1.24	1/24/2029
	4/16/2018	900,000			1.61	4/16/2028
	2/1/2018	397,827			1.93	2/1/2028
	1/26/2017	180,396	-	-	1.16	1/26/2027
Jarrod Langhans	1/1/2023						28,833	(3)	1,571,975
	8/19/2022		-	-						14,652	798,827
	4/18/2022						33,471	(7)	1,824,839
Tony Guilfoyle	1/1/2023						17,301	(3)	943,251
	8/19/2022									13,434	732,422
	1/1/2022						16,800	(5)	915,936
	1/1/2021		-	-			21,000	(6)	1,144,920	-	-
	11/19/2020		-	-	-	-	55,047	(8)	3,001,162
Paul Storey	1/1/2023						17,301	(3)	943,251
	8/19/2022									4,152	226,367
	1/1/2022	-	-	-	-	-	16,800	(5)	915,936
	5/5/2021	-	-	-	-	-	15,432	(9)	841,353
Toby David	1/1/2023						17,301	(3)	943,251
	8/19/2022									8,550	466,146
	1/1/2022						16,800	(5)	915,936
	1/1/2021						21,000	(6)	1,144,920
	10/23/2019	45,177			1.08	10/23/2029
	1/24/2019	120,000			1.24	1/24/2029
	2/1/2018	120,000			1.93	2/1/2018
	3/16/2017	30,000			1.44	3/16/2027
	1/4/2016	15,000			0.66	1/4/2026
	2/24/2015	30,000			0.35	2/24/2025

(1)	Market value is determined using the December 30, 2023 adjusted closing price of the Company’s common stock of $54.52 per share.
(2)

Performance-based RSUs that may vest upon achievement of certain predetermined performance goals and assuming continued employment through the vesting period. 100% of the remaining RSUs vest on August 19, 2024 if the performance goals are achieved.

(3)	RSUs vest in equal installments on January 1, 2024, January 1, 2025, and January 1, 2026.
(4)	Options vest on January 1, 2024.
(5)	RSUs vest in equal installments on January 1, 2024, and January 1, 2025.

40	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

(6)	RSUs vest on January 1, 2024.
(7)	RSUs vest in equal installments on April 18, 2024, April 18, 2025, and April 18, 2026.
(8)	RSUs vest in equal installments on November 19, 2024, and November 19, 2025.
(9)	RSUs vest on equal installments on May 5, 2024, May 5, 2025, and May 5, 2026.

Option Exercises and stock Vested in 2023

The following table identifies the number of shares of our common stock acquired by our NEOs upon the exercise of outstanding stock options and the vesting of restricted stock and RSU awards during the year ended December 31, 2023.

2023 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
John Fieldly	-	-	77,652	3,038,514
Jarrod Langhans	-	-	25,809	1,178,827
Tony Guilfoyle	-	-	70,353	3,177,401
Paul Storey	-	-	17,694	704,690
Toby David	224,823	13,170,822	37,947	1,517,569

(1)

The value realized upon exercise is the difference between the closing price of the Company’s common stock on the date of exercise and the exercise price of the options, multiplied by the number of shares acquired upon exercise.

(2)	Amounts do not take into consideration any shares withheld by the Company to satisfy employee income taxes.
(3)	Represents the value realized upon the grant of vested stock and the vesting of RSUs, based on the market value of the Company’s common stock on the vesting date.

Potential Payments on Termination or Change in Control

We have employment agreements with Mr. Fieldly and Mr. Langhans. The employment agreements provide for certain post-employment benefits, which are described below. None of our other NEOs is party to an employment agreement with us, and none would be eligible for cash severance benefits in the event of termination of employment.

John Fieldly, Chief Executive Officer

On August 1, 2020, the Company entered into an employment agreement with Mr. Fieldly, which expired by its terms on December 31, 2023 (the “2020 Fieldly Employment Agreement”). This agreement provided for a base annual salary and eligibility for performance-based incentive bonuses, pursuant to such criteria as may be established by our Human Resource and Compensation Committee. The 2020 Fieldly Employment Agreement provided for severance payments equal to:

(i)

in the event of termination due to death or disability, the annual base salary and a pro rata performance bonus for the number of months remaining in the term (up to a maximum of 6 months) ($975,000 if such event had occurred on December 31, 2023);

(ii)

in the event of termination other than for “cause” or with “good reason” (each as defined therein), twelve months’ salary and a pro-rated bonus at the target level ($1,300,000 if such event had occurred on December 31, 2023), and twelve months of reimbursement for COBRA premiums ($23,364) and

(iii)

in the event of termination other than for “cause” or with “good reason” following a “change in control” (as defined therein), a severance payment equal to twice the total compensation (including salary and annual incentive plan payout, if any) for the two prior calendar years ($5,249,250 for cash severance plus the value of accelerated equity equaling $19,901845 using a $54.52 share price if such event had occurred on December 31, 2023). To the extent any payments or benefits would be subject to excise tax under Section 4999 of the Code, such payments will be cut back to the extent that Mr. Fieldly would be in a better net after tax position with such payments being cut back. The 2020 Fieldly Employment Agreement also contains customary confidentiality provisions and an 18-month non-competition and non-solicitation provision.

2024 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

On January 18, 2024, the Company entered into a new employment agreement with Mr. Fieldly, effective January 1, 2024 (the “2024 Fieldly Employment Agreement”). The 2024 Fieldly Employment Agreement provides for a three-year initial term which automatically extends for additional one-year periods unless either party provides notice of termination to the other party at least 90 days in advance of the next scheduled renewal date. Under the terms of the 2024 Fieldly Employment Agreement, the Company has agreed to pay Mr. Fieldly an annual base salary of $850,000, which amount is subject to periodic review by the Board. Mr. Fieldly is eligible to receive an annual cash bonus in an amount equal to 100% of his base salary upon achievement of performance targets determined by the Compensation Committee and approved by the Board. Mr. Fieldly also is entitled to receive annual equity awards, in amounts and on terms to be determined by the Board; provided, that for 2024, the grant date target value of the long term incentive award to be provided to Mr. Fieldly will be $3.0 million.

The 2024 Fieldly Employment Agreement provides for severance payments equal to:

(i)

In the event of termination due to death or disability, Mr. Fieldly will receive 12 months of his current annual base salary and a pro rata performance bonus for the number of months remaining in the term based on prior year performance factor, plus the acceleration of unvested equity prorated for time in role;

(ii)

In the event of termination other than for “cause” or with “good reason” (each as defined in the 2024 Fieldly Employment Agreement), the Company will pay Mr. Fieldly all amounts accrued but unpaid as of the effective date of such termination, as well as an amount equal to two times the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs, paid in equal installments over a twenty-four month period, and 24 months of reimbursement for COBRA premiums; and

(iii)

In the event of termination other than for “cause” or with “good reason” within three months before or 24 months after a “change in control” (as defined in the 2024 Fieldly Employment Agreement), the Company will pay in addition to all amounts accrued but unpaid as of the effective date of such termination: (1) an amount equal to two and one-half times the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs; (2) full vesting of all outstanding equity, including performance based awards which shall vest at target; and (3) 30 months of reimbursement for COBRA premiums.

To the extent any payments or benefits would be subject to excise tax under Section 4999 of the Code, such payments will be cut back to the extent that Mr. Fieldly would be in a better net after tax position with such payments being cut back. The 2024 Fieldly Employment Agreement also contains customary confidentiality provisions and a 24-month non-competition and non-solicitation provision.

Jarrod Langhans, Chief Financial Officer

Effective April 18, 2022, the Company entered into an employment agreement with Mr. Langhans (the “2022 Langhans Employment Agreement”), to serve as our Chief Financial Officer. The initial term of the 2022 Langhans Employment Agreement is from April 18, 2022 through December 31, 2024. The 2022 Langhans Employment Agreement provides for a base annual salary of $350,000 and eligibility for performance-based incentive bonuses, pursuant to such criteria as may be established by our Human Resource and Compensation Committee. The 2022 Langhans Employment Agreement provides for severance payments equal to:

(i)

in the event of termination due to death or disability, the annual base salary and a pro rata performance bonus for the number of months remaining in the term (up to a maximum of 6 months) ($500,000 if such event had occurred on December 31, 2023);

(ii)

in the event of termination other than for “cause” or with “good reason” (each as defined therein), six months of base salary and a pro-rated bonus at the target level ($400,000 if such event had occurred on December 31, 2023), and six months of reimbursement for COBRA premiums ($11,802); and

(iii)

in the event of termination other than for “cause” or with “good reason” following a “change in control” (as defined therein), a severance payment equal to twice the total compensation (including salary and annual incentive play payout, if any) for the two prior calendar years ($2,362,946 for cash severance plus the value of accelerated equity equaling $4,195,641 using a $54.52 share price if such event had occurred on December 31, 2023, using the 2023 base salary and bonus payment only since Mr. Langhans was not employed for two years prior to December 31, 2023). To the extent any payments or benefits would be subject to excise tax under

42	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section 4999 of the Code, such payments will be cut back to the extent that Mr. Langhans would be in a better net after tax position with such payments being cut back. The 2022 Langhans Employment Agreement also contains customary confidentiality provisions and an 18-month non-competition and non-solicitation provision.

On February 2, 2024, the Company entered into a new employment agreement with Mr. Langhans, effective January 1, 2024 (the “2024 Langhans Employment Agreement”), which superseded and replaced Mr. Langhans’ prior employment agreement, originally entered into in 2022. The 2024 Langhans Employment Agreement provides for a three-year initial term which automatically extends for additional one-year periods unless either party provides notice of termination to the other party at least 90 days in advance of the next scheduled renewal date. Under the terms of the 2024 Langhans Employment Agreement, the Company has agreed to pay Mr. Langhans an annual base salary of $500,000, which amount is subject to periodic review by the Board. Mr. Langhans is eligible to receive an annual cash bonus in an amount equal to 50% of his base salary upon achievement of performance targets determined by the Compensation Committee of the Board and approved by the Board. Mr. Langhans also is entitled to receive annual equity awards, in amounts and on terms to be determined by the Board.

The 2024 Langhans Employment Agreement provides for severance payments:

(i)

In the event of termination due to death or disability, Mr. Langhans will receive 12 months of his current annual base salary and a pro rata performance bonus for the number of months remaining in the term based on prior year performance factor, plus the acceleration of unvested equity prorated for time in role;

(ii)

In the event of termination other than for “cause” or with “good reason” (each as defined in the 2024 Langhans Employment Agreement), the Company will pay Mr. Langhans all amounts accrued but unpaid as of the effective date of such termination, as well as an amount equal to the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs, paid in equal installments over a 12 month period, and 12 months of reimbursement for COBRA premiums; and

(iii)

In the event of termination other than for “cause” or with “good reason” within three months before or 24 months after a “change in control” (as defined in the 2024 Langhans Employment Agreement), the Company will pay, in addition to all amounts accrued but unpaid as of the effective date of such termination: (1) an amount equal to one and one-half times the sum of his base salary in effect at the time of termination and his target annual performance bonus for the calendar year in which the termination occurs; (2) full vesting of all outstanding equity, including performance based awards which shall vest at target; and (3) 18 months of reimbursement for COBRA premiums

To the extent any payments or benefits would be subject to excise tax under Section 4999 of the Code, such payments will be cut back to the extent that Mr. Langhans would be in a better net after tax position with such payments being cut back. The 2024 Langhans Employment Agreement also contains customary confidentiality provisions and an 18-month non-competition and non-solicitation provision.

Treatment of Equity Awards Upon Certain Terminations of Employment or Change in Control

Equity awards held by the NEOs were granted under the 2015 Stock Incentive Plan. Awards granted under the 2015 Stock Incentive Plan shall become immediately vested and fully exercisable on a Change in Control (as defined in the 2015 Stock Incentive Plan). Such awards shall remain exercisable until the expiration or sooner termination of the award.

2024 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

The following table illustrates the payments and benefits that each NEO would have received under his employment agreement and upon accelerated vesting of outstanding awards, as applicable, if the Company experienced a change in control on December 29, 2023 (the last business day of 2023) or such NEO’s employment had terminated on December 31,

2023 for any of the reasons described in the table. The amounts presented in the table are estimates, assume a $54.52 stock price, and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.

	Change-in Control		Other Termination
Name / Form of Compensation	Without Qualified Termination	With Qualified Termination	With Cause	With qualified termination	Retirement	Death or Disability
John Fieldly
Cash Severance	$0	$3,250,000	$0	$2,600,000	$0	$1,300,000
Benefit Continuation	$0	$58,441	$0	$46,729	$0	$0
Accelerated Vesting of Equity Awards	$19,901,845	$19,901,845	$0	$0	$0	$16,683,472
Jarrod Langhans
Cash Severance	$0	$900,000	$0	$600,000	$0	$600,000
Benefit Continuation	$0	$23,605	$0	$35,407	$0	$0
Accelerated Vesting of Equity Awards	$4,195,641	$4,195,641	$0	$0	$0	$1,727,491
Tony Guilfoyle
Cash Severance	$0	$400,000	$0	$400,000	$0	$0
Benefit Continuation	$0	$0	$0	$0	$0	$0
Accelerated Vesting of Equity Awards	$6,737,691	$6,737,691	$0	$0	$0	$0
Paul Storey
Cash Severance	$0	$0	$0	$0	$0	$0
Benefit Continuation	$0	$0	$0	$0	$0	$0
Accelerated Vesting of Equity Awards	$2,926,906	$2,926,906	$0	$0	$0	$0
Toby David
Cash Severance	$0	$0	$0	$0	$0	$0
Benefit Continuation	$0	$0	$0	$0	$0	$0
Accelerated Vesting of Equity Awards	$3,470,253	$3,470,253	$0	$0	$0	$0

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing disclosure regarding the ratio of the annual total compensation of our Chief Executive officer, John Fieldly, to that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate. For 2023, we identified a median employee by using annualized salary, our consistently applied compensation measure, for the 671 individuals who were employed by us on December 31, 2023, excluding our CEO. All compensation data was converted to U.S. dollars using a conversion factor on December 31, 2023, and we did not provide for any cost-of-living adjustments. Based on this data and process, we determined that our median employee was an exempt employee with annual total compensation in 2023 of $81,460.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table above, $3,260,513. Therefore, the ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation in 2023 was 40 to 1.

The pay ratio as described above involves a degree of imprecision due to the use of estimates and assumptions, but is a reasonable estimate that we calculated in a manner consistent with Item 402(u) of Regulation S-K.

44	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation and Company performance for fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

PAY-VERSUS-PERFORMANCE

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1),(2),(3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1),(2),(3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($MM)	Revenue (5) $MM

					TSR	Peer Group TSR

2023	$3,260,513	$11,751,819	$1,225,448	$3,220,521	$3,386	$130	$226.801	$1,318.0

2022	$3,577,227	$6,065,431	$1,959,469	$2,565,921	$2,154	$136	$(187.282)	$653.6

2021	$12,214,089	$33,413,121	$2,676,340	$10,147,590	$1,544	$126	$3.937	$314.3

2020	$816,288	$18,129,388	$443,646	$13,411,646	$1,042	$110	$8.524	$130.7

(1)	The Principal Executive Officer (“PEO”) in 2020, 2021, 2022 and 2023 is John Fieldly. The Non-PEO NEOs for whom the average compensation is presented in this table are as follows:
-	2023: Jarrod Langhans, Tony Guilfoyle, Toby David, and Paul Storey
-	2022: Edwin Negron-Carballo, Jarrod Langhans, Tony Guilfoyle, Toby David, and Paul Storey
-	2021 and 2020: Edwin Negron-Carballo

(2)
The amounts shown as Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions for the PEO and the NEOs set forth below. Amounts excluded, which are set forth in the Exclusion of Stock Awards columns below, represent the Stock Awards amounts from the applicable Summary Compensation Table. Amounts included in the Inclusion of Equity Values column below are the aggregate of the following components, as applicable: the fair value as of the end of the fiscal year of unvested equity awards granted in that year; the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; and the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year, less the fair value at the end of the prior year of awards granted prior to the year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with FASB ASC Topic 718.

(4)
For purposes of this disclosure, the peer group for 2023 is the custom group of peers consisting of Monster Beverage Corporation, Keurig Dr Pepper, PepsiCo, The Coca-Cola Company, and Starbucks Corporation, the same peer group used in the stock performance graph in our Annual Report on Form
10-K
required under section 201(e) for fiscal 2023. Dollar values assume $100 was invested for the cumulative period from December 31, 2019 through December 31, 2023, in either the Company or the custom peer group, and reinvestment of the pre-tax
value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance. The peer group for 2020-2022 consisted of Monster Beverage Corporation, National Beverage Corp, Primo Water Corp, Keurig Dr Pepper, PepsiCo, and The
Coca-Cola
Company, which was the custom peer group disclosed in our Annual Report on Form
10-K
stock performance graph for fiscal 2022; the value of a $100 investment in this prior peer group would have been $133 for 2023.

(5)
We determined Revenue to be the “most important” financial performance measure used to link performance to Compensation Actually Paid to our PEO and other NEOs in fiscal 2023, in accordance with Item 402(v) of
Regulation S-K.

2024 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Adjustments made to Determine Compensation Actually Paid (CAP)

		2023	2022	2021	2020
Summary Compensation Table Total	PEO	$3,260,513	$3,577,227	$12,214,089	$816,288
	Average Non- PEO NEOs	$1,225,448	$1,959,469	$2,676,340	$443,646
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	PEO	$1,649,970	$2,542,259	$11,426,468	$60,779
	Average Non- PEO NEOs	$699,981	$1,509,596	$2,263,950	$60,779
Increase for year-end fair value of awards granted during year that remain unvested as of year-end	PEO	$2,593,898	$2,888,983	$25,726,650	$0
	Average Non- PEO NEOs	$1,314,618	$1,524,519	$3,355,650	$0
Increase/Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that were outstanding and unvested as of year-end	PEO	$6,822,796	$3,631,900	$2,420,150	$15,354,750
	Average Non- PEO NEOs	$1,176,234	$612,422	$2,429,150	$11,077,900
Increase for fair value as of the vesting dates for awards granted during year that vest during the year	PEO	$0	$251,331	$0	$60,779
	Average Non- PEO NEOs	$0	$177,260	$0	$60,779
Increase/Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that vested during year	PEO	$724,582	$(1,741,750)	$4,478,700	$1,958,350
	Average Non- PEO NEOs	$204,201	$(198,152)	$3,950,400	$1,890,100
Deduction for fair value of awards granted prior to year that were forfeited during year	PEO	$0	$0	$0	$0
	Average Non- PEO NEOs	$0	$0	$0	$0
Compensation Actually Paid	PEO	$11,751,819	$6,065,431	$33,413,121	$18,129,388
	Average Non- PEO NEOs	$3,220,521	$2,565,921	$10,147,590	$13,411,646

46	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Description of Relationship Between NEO Compensation Actually Paid (“CAP”) and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between CAP to our PEO (i.e., CEO), the average of CAP to our other NEOs, the Company’s cumulative TSR, and the Peer Group’s cumulative TSR over the fiscal three year period from 2020 through 2023.

Description of Relationship Between NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between CAP to our PEO (i.e., CEO), the average of CAP to our other NEOs, and our net income during fiscal 2020 through 2023.

2024 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

Description of Relationship Between NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between CAP to our PEO (i.e., CEO), the average of CAP to our other NEOs, and Revenue during fiscal 2020 through 2023.

Most Important Measures to Determine Compensation Actually Paid for the fiscal year ended December 31, 2023
The three items listed in the table below represent the most important metrics we used to link compensation actually paid to our NEOs, for the fiscal year ended December 31, 2023, to Company performance.

Revenue
Gross Margin
Adjusted EBITDA

48	2024 PROXY STATEMENT

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our non-employee director compensation program is guided by three goals: (i) compensation should fairly pay directors for work required in a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be easy for stockholders to understand. The Board believes that a director’s total compensation should include a significant equity component because it believes that this more closely aligns the long-term interests of directors with those of stockholders and provides a continuing incentive for directors to foster the Company’s success.

A summary of the 2023 non-employee director compensation program is as follows:

•	Annual Cash Retainer: $70,000

•	Annual Equity Award: RSUs with a grant date fair value of $115,000

•	Audit and Enterprise Risk Committee Chair: $10,000

•	Human Resources and Compensation Committee Chair: $7,500

•	Governance and Nominating Committee Chair: $5,000

•	Lead Independent Director: $20,000

•	Limit on annual director pay: $500,000

•	Ownership Guideline: non-employee directors must hold shares with a value of $300,000 by the fifth year of service on the Board

•	Cash amounts are paid quarterly, in arrears

During 2023, Farient Advisors LLC, our independent compensation consultant, conducted a competitive review of our non-employee director compensation program. Following this review, we determined that certain changes should be made to align the program with market practice given our rapid growth in company size. The compensation program beginning in 2024 includes the following changes from the prior year:

•	Annual Cash Retainer: $80,000

•	Annual Equity Award: RSUs with a grant date fair value of $125,000

•	Audit and Enterprise Risk Committee Chair: $15,000

•	Human Resources and Compensation Committee Chair: $12,500

•	Governance and Nominating Committee Chair: $10,000

•	Lead Independent Director: $30,000

2024 PROXY STATEMENT	49

DIRECTOR COMPENSATION

2023 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation	Total

Nick Castaldo	$70,000	$114,964	-	$184,964

Damon DeSantis	$75,000	$114,964	-	$189,964

Hal Kravitz	$90,000	$114,964	-	$204,964

Jim Lee(3)	$-	$-	-	$-

Caroline Levy	$70,000	$114,964	-	$184,964

Cheryl Miller	$80,000	$114,964	-	$194,964

Alexandre Ruberti(4)	$70,000	$114,964	-	$184,964

Joyce Russell	$77,500	$114,964	-	$192,464

(1)	Mr. Fieldly is an employee of the Company and does not receive compensation in his capacity as a director and therefore is not included in the above chart.

(2)

These amounts represent the aggregate grant date fair value of RSUs granted in 2023, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are discussed in Note 18 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The RSUs vest in full on the one year anniversary of their date of grant.

(3)	Mr. Lee was appointed to the Board on August 1, 2022, in connection with the PepsiCo transaction, and does not receive compensation for his service on the Board.

(4)	Mr. Ruberti resigned from the Board on March 28, 2024.

50	2024 PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS

CORPORATE GOVERNANCE HIGHLIGHTS

Our Corporate Governance Practices

As part of our commitment to corporate governance best practices, the Board of Directors has adopted the following practices, which are described in more detail in this proxy statement.

• Annual election of directors	• 50% of director nominees are women or identify as diverse

• 7 of 8 director nominees are independent	• Director rotation policy ensures path to Board refreshment

• Lead independent director appointed to support Board activities among independent directors and liaise with CEO/Chair	• Hedging or pledging of stock by Celsius directors and executive officers is prohibited

• All independent Board committees	• Annual review of charters and governance guidelines

Stockholder Engagement

The Board of Directors values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and ESG programs is an important consideration for Board and committee discussions throughout the year. During 2022 and 2023, we undertook a significant stockholder engagement program in an effort to gain a better understanding of the perspectives of our stockholders. We found these outreach efforts to be very helpful and, as a result, we have, and we will continue to, evolve our policies and practices to reflect our stockholders’ perspectives. As an example, the Company’s ESG priorities have been expanded after direct conversations with our stockholders and the Board and ultimately executive management, and we have since identified working leadership within the Company to champion our initiatives.

2024 PROXY STATEMENT	51

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lease of Executive Offices

The Company’s corporate offices located at 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431 are leased from a company affiliated with CD Financial, one of our principal stockholders, through multiple leases. The leases have varying terms and extensions with the longest extension running through June 2027 and are leased for monthly rent in the aggregate amount of approximately $44,000. We believe that the monthly rent is commensurate with other properties available in the market.

Approval of Related Party Transactions

The Board has adopted written Related Party Transaction Policies and Procedures that generally apply to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of the Company’s common stock, any immediate family member of any of the foregoing or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or a principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest) had, has or will have a direct or indirect material interest. The transactions described above are submitted to the Audit and Enterprise Risk Committee for review and approval or ratification.

52	2024 PROXY STATEMENT

PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

The Audit and Enterprise Risk Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

We are not required to obtain the approval of our stockholders to appoint the Company’s independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, the Audit and Enterprise Risk Committee may reconsider its appointment. Even if the selection is ratified, the Audit and Enterprise Risk Committee in its discretion may select a different independent registered public accounting firm to be the Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of a majority of the votes cast with respect to this Proposal is required to ratify the appointment of the Company’s independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

Fees of Independent Registered Public Accounting Firm for 2023 and 2022

The following is a summary of the aggregate fees billed to us by Ernst & Young LLP, our independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2023 and 2022, respectively.

	Year ended December 31,
	2023	2022

Audit fees(1)	$3,087,566	$2,017,596

Audit Related Fees	$-	$-

Tax fees	$51,500	$-

All other fees	$-	$-

Total	$3,139,066	$2,017,596

(1)

Audit fees consist of billings for the audit of the Company’s annual consolidated financial statements and the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory filings or engagements.

Our Audit and Enterprise Risk Committee preapproves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit, audit-related, tax and other services. Pre-approval is generally for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. Unless there are significant variations from the pre-approved services and fees, our independent registered public accounting firm and management generally are not required to formally report to the Audit and Enterprise Risk Committee regarding actual services and related fees. All of the services described above were pre-approved by the Audit and Enterprise Risk Committee.

2024 PROXY STATEMENT	53

REPORT OF THE AUDIT AND ENTERPRISE RISK COMMITTEE

REPORT OF THE AUDIT AND ENTERPRISE RISK COMMITTEE

This Report of the Audit and Enterprise Risk Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Audit and Enterprise Risk Committee by specific reference.

The Audit and Enterprise Risk Committee Charter sets forth the duties and responsibilities of the Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee is primarily responsible for the oversight of the integrity of the Company’s financial reporting process and systems of internal controls (including the integrity of the Company’s financial statements and related disclosures), the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s internal audit activities.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit and Enterprise Risk Committee has reviewed and discussed with management the Company’s audited financial statements and management’s evaluation assessment of the effectiveness of internal control over financial reporting.

The Audit and Enterprise Risk Committee engaged Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal year 2023, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of the Company’s internal control over financial reporting and expressing an opinion on its effectiveness.

The Audit and Enterprise Risk Committee has reviewed and discussed with Ernst & Young, with and without management present, the financial statement audit, Ernst & Young’s evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Accounting Standards and the SEC. The Audit and Enterprise Risk Committee has reviewed and received from Ernst & Young the written disclosures and the letter required by the applicable PCAOB requirements regarding Ernst & Young’s communications with the Audit and Enterprise Risk Committee concerning independence and discussed with Ernst & Young the firm’s independence from the Company and management.

Based on the Audit and Enterprise Risk Committee’s review and discussions referred to above, the Audit and Enterprise Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024.

Audit and Enterprise Risk Committee

Cheryl Miller, Chairperson

Jim Lee

Caroline Levy

Joyce Russell

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

54	2024 PROXY STATEMENT

Appendix A

Celsius Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

	Twelve Months ended December 31, (data in thousands)
	2023	2022
Net Income (loss) attributed to common stockholders	181,991	(198,808)
Add back:
Dividends on Series A convertible preferred shares	27,462	11,526
Income allocated to participating preferred shares	17,348
Net income (loss) (GAAP measure)	226,801	(187,282)
Add back/(Deduct):
Net interest expense	(26,629)	(5,529)
Income tax expense	64,948	34,618
Depreciation and amortization expense	3,226	1,917
Non-GAAP EBITDA	268,346	(156,276)
Stock-based compensation[1]	21,226	20,665
Foreign exchange	1,246	392
Distributor Termination[2]	(3,115)	193,843
Legal Settlement Costs[3]	7,900	9,908
Func Food brand impairment charge[4]	—	2,538

Non-GAAP Adjusted EBITDA	$295,603	$71,070

[1]

Selling, general and administrative expenses related to employee non-cash stock-based compensation expense. Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and directors. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the impact that stock-based compensation expense has on its operating results.

[2]

2023 Distributor termination represents reversals of accrued termination payments. The unused funds designated for termination expense payments to legacy distributors were reimbursed to Pepsi for the quarter ended June 30, 2023. Prior year Distributor Termination represents the disbursement of funds to terminated distributors after the migration to Pepsi’s system.

[3]

2023 Legal class action settlement pertained to the McCallion vs Celsius Holdings, class action lawsuit, which we settled during the quarter ended June 30, 2023. 2022 Legal class action settlement pertained to the Hezi vs Celsius Holdings class action lawsuit, which we settled during the quarter ended September 30, 2022 and the Strong Arm Productions USA, Inc. vs Celsius, for which we accrued a portion of the judgement during the quarter ended December 31, 2022. These costs are excluded by the Company’s management in assessing current operating performance and forecasting future earnings, and are therefore added back in the non-GAAP Adjusted EBITDA measures.

[4]	2022 expense related to impairment of Finland-based Func Foods brand division during the quarter ended September 30, 2022.

Celsius defines Adjusted EBITDA as net income before net interest expense, income tax expense (benefit), and depreciation and amortization expense, further adjusted by excluding stock-based compensation expense, foreign exchange gains or losses, distributor termination fees, legal settlement costs and certain impairment charges.

Celsius uses Adjusted EBITDA for operational and financial decision-making and believes this measure is useful in evaluating the Company’s performance because it eliminates certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance.

2024 PROXY STATEMENT

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as a substitute for net income or any other financial measure presented in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Adjusted EBITDA, as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies.

2	2024 PROXY STATEMENT

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Celsius Holdings, Inc. Internet: • www.proxypush.com/CELH Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 1, 2024 Phone: Tuesday, May 28, 2024 8:30 AM, Eastern Time 1-866-829-5421 Annual Meeting to be held live via the Internet - please visit • • Use any touch-tone telephone • Have your Proxy Card ready www.proxydocs.com/CELH for more details. Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 8:30 AM, Eastern Time, May 28, 2024. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CELH This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints John Fieldly and Jarrod Langhans (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Celsius Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters discretion as on may such be other properly matters brought as may before properly the meeting come before or any the adjournment meeting and thereof, revoking conferring any proxy authority heretofore upon such given. true and lawful attorneys to vote in their THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MAY PROPERLY DIRECTED COME HEREIN. BEFORE IN THEIR THE MEETING DISCRETION, OR ANY THE ADJOURNMENT NAMED PROXIES OR ARE POSTPONEMENT AUTHORIZED THEREOF. TO VOTE UPON SUCH OTHER MATTERS THAT You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Celsius Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect the nominees listed below as Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. FOR AGAINST ABSTAIN 1.01 Nicholas Castaldo FOR 1.02 Damon DeSantis FOR 1.03 John Fieldly FOR 1.04 Hal Kravitz FOR 1.05 Jim Lee FOR 1.06 Caroline Levy FOR 1.07 Cheryl Miller FOR 1.08 Joyce Russell FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public FOR accounting firm for the year ending December 31, 2024. You must register to attend the meeting online and/or participate at www.proxydocs.com/CELH Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date